EXHIBIT 10.2

GETTY REALTY CORP. *

$100,000,000 6.0% SERIES A Guaranteed Senior Notes due February 25, 2021

$75,000,000 5.35% Series B Guaranteed Senior Notes due June 2, 2023

AMENDED AND RESTATED NOTE PURCHASE AND GUARANTEE AGREEMENT

Dated as of June 2, 2015

*	Confidential treatment requested for portions of this document. Portions for which confidential treatment is requested are denoted by [***]. Material omitted has been separately filed with the Securities and Exchange Commission.

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE C-1	—	ELIGIBLE GROUND LEASES (LEGACY)

SCHEDULE C-2	—	ELIGIBLE DESIGNATED LEASES

SCHEDULE 1-A	—	FORM OF 6.0% GUARANTEED SENIOR NOTE DUE FEBRUARY 25, 2021

SCHEDULE 1-B	—	FORM OF 5.35% GUARANTEED SENIOR NOTE DUE JUNE 2, 2023

SCHEDULE 5.4	—	SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

SCHEDULE 5.5	—	FINANCIAL STATEMENTS

SCHEDULE 5.15	—	EXISTING INDEBTEDNESS

SCHEDULE 5.23	—	CONDITION OF PROPERTIES

EXHIBIT A	—	FORM OF JOINDER

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GETTY REALTY CORP.

125 Jericho Turnpike, Suite 103,

Jericho, New York 11753

6.0% Series A Guaranteed Senior Notes due February 25, 2021

5.35% Series B Guaranteed Senior Notes due June 2, 2023

June 2, 2015

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

GETTY REALTY CORP., a Maryland corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), and each of its Subsidiaries party hereto as a “Subsidiary Guarantor” (collectively, the “Initial Subsidiary Guarantors”) agree with each of the Purchasers as follows:

SECTION 1. BACKGROUND; AUTHORIZATION OF ISSUE OF SERIES B NOTES; SUBSIDIARY GUARANTY AND TERMINATION OF EXISTING LIENS.

Section 1.1 Background. The Company is currently party to that certain Note Purchase and Guarantee Agreement, dated as of February 25, 2013, among the Company, the Initial Subsidiary Guarantors party thereto, and the Series A Purchasers, as amended by that certain Amendment No. 1 to Note Purchase and Guarantee Agreement, dated as of December 23, 2013 (as so amended, the “Original Agreement”), which Original Agreement governs the terms of the Company’s 6.0% Guaranteed Senior Secured Notes due February 25, 2021, in the original aggregate principal amount of US$100,000,000 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Series A Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to paragraph 13 of the Original Agreement). The obligations of the Company and the Initial Subsidiary Guarantors under the Original Agreement are secured by first priority Liens (the “Existing Liens”) on certain assets of the Company and such Initial Subsidiary Guarantors. Certain capitalized and other terms used in this Agreement are defined in Schedule B hereto. References to a “Schedule” or an “Exhibit” are references to a Schedule or Exhibit attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Section 1.2 Amendment and Restatement of Original Agreement.

(a) Effective upon the Closing Date and subject to the satisfaction of the conditions precedent in paragraph 4, the parties hereto hereby agree that this Agreement shall, and hereby does, amend, restate and replace in its entirety the Original Agreement which, as so amended and restated by this Agreement, subject to Section 1.6, continues in full force and effect without rescission or novation thereof. The parties hereto hereby acknowledge and agree that the amendments to the Original Agreement set forth herein could have been effected through an agreement or instrument amending such agreement, and for convenience, the parties hereto have agreed to restate the terms and provisions of the Original Agreement, as amended hereby, pursuant to this Agreement. Effective upon the Closing Date, the Original Agreement will no longer have any notes outstanding (all of the original Series A Notes, as amended and restated hereby, being outstanding under this Agreement effective on such date).

(b) Notwithstanding the foregoing, the representations and warranties of the Company set forth in paragraph 5 of the Original Agreement shall be deemed to survive the amendment and restatement of the Original Agreement, and the representations and warranties of the Company set forth in paragraph 5 of this Agreement shall be deemed to be additional representations and warranties of the Company made as of the date of this Agreement. Further, the representations and warranties of the Series A Purchasers set forth in paragraph 6 of the Original Agreement shall be deemed to survive the amendment and restatement of the Original Agreement.

Section 1.3 Amendment and Restatement of Original Series A Notes. The Company hereby agrees, and subject to the satisfaction of the conditions precedent set forth in paragraph 4 of this Agreement, each holder of Original Series A Notes, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Original Series A Notes, effective as of the Closing Date, on the terms set forth in this paragraph 1.3. Each Original Series A Note shall be amended and restated hereby in the form of Schedule 1-A (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series A Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to paragraph 14.4), except that the payee, date, registration number and principal amount set forth in each Original Series A Note shall remain the same; provided, however, at the request of any Series A Purchaser, the Company shall execute and deliver a new Series A Note or Series A Notes in the form of such Schedule 1-A in exchange for its Original Series A Note, registered in the name of such holder, in the aggregate principal amount of the Series A Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Original Series A Notes. Each reference to the “6.0% Guaranteed Senior Secured Notes due February 25, 2021” in the Financing Documents is hereby deleted and replaced with a reference to the “6.0% Series A Guaranteed Senior Notes due February 25, 2021”.

Section 1.4 Authorization of Issue of Series B Notes. The Company will authorize the issue and sale of US$75,000,000 aggregate principal amount of its 5.35% Series B Guaranteed Senior Notes due June 2, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Series B Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to paragraph 13, and the Series B Notes and the Series A Notes, collectively, the “Notes”). The Series B Notes shall be substantially in the form set out in Schedule 1-B.

Section 1.5 Subsidiary Guaranty. Each Initial Subsidiary Guarantor has authorized its joint and several, and unconditional, guaranty of the payment and performance by the Company of its obligations under this Agreement, the Notes and the other Financing Documents on the terms and conditions set forth in Section 15 hereof, and the performance of the Initial Subsidiary Guarantor’s other obligations under this Agreement and the Financing Documents.

Section 1.6 Termination of Existing Liens. Effective upon the Closing Date and subject to the satisfaction of the conditions precedent in paragraph 4, the parties hereby agree that (i) the Existing Liens shall be released and terminated and shall have no further force and effect and the Purchasers authorize the Company to deliver and file any documents, instruments, certificates, and letters reasonably necessary to implement such release and termination of the Existing Liens, and (ii) thereafter the Notes and this Agreement shall be unsecured.

SECTION 2. SALE AND PURCHASE OF SERIES B NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Series B Purchaser and each Series B Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series B Notes in the principal amount specified opposite such Series B Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING OF SERIES B NOTES.

The sale and purchase of the Series B Notes to be purchased by each Series B Purchaser shall occur at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at 10:00 a.m., Eastern time, at a closing (the “Closing”) on June 2, 2015 or on such other Business Day thereafter as may be agreed upon by the Company and the Series B Purchasers. At the Closing the Company will deliver to each Series B Purchaser the Series B Notes to be purchased by such Series B Purchaser in the form of a single Series B Note (or such greater number of Series B Notes in denominations of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in such Series B Purchaser’s name (or in the name of its nominee), against delivery by such Series B Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account referred to in the written funding instructions described in Section 4.10 below. If at the Closing the Company shall fail to tender such Series B Notes to any Series B Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Series B Purchaser’s satisfaction, such Series B Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Series B Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Series B Purchaser’s satisfaction or such failure by the Company to tender such Series B Notes.

SECTION 4. CONDITIONS TO EFFECTIVENESS AND CLOSING.

The obligations of each Purchaser to enter into this Agreement and (other than with respect to the Series B Purchasers) to amend and restate the Original Agreement and the Original Series A Notes, and the obligations of each Series B Purchaser to purchase and pay for the Series

B Notes to be sold to such Series B Purchaser at the Closing, are subject to the satisfaction, on or before the date of the Closing, of the following conditions, pursuant to documentation in form and substance satisfactory to the Purchasers (such date, the “Closing Date”):

Section 4.1 Representations and Warranties. The representations and warranties of the Company in the Original Agreement shall have been correct when made and the representations and warranties of the Obligors in this Agreement and the other Financing Documents shall be correct when made and on the Closing Date.

Section 4.2 Performance; No Default. The Obligors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing. Before and after giving effect to the issue and sale of the Series B Notes (and the application of the proceeds thereof as contemplated by Section 5.14), (i) no Default or Event of Default (each term as defined in the Original Agreement) shall have occurred and be continuing and (ii) no Default or Event of Default shall have occurred and be continuing.

Section 4.3 Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated as of the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2, 4.9 and 4.19 have been fulfilled.

(b) Secretary’s Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated as of the Closing Date, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, the Notes and the other Financing Documents to which it is a party, (ii) the incumbency of the Persons executing and delivering the Financing Documents on behalf of such Obligor, and (iii) such Obligor’s organizational documents as then in effect.

Section 4.4 Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated as of the Closing Date (a) from DLA Piper LLP (US), counsel for the Obligors, covering such matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to the Purchasers) and (b) from Morgan, Lewis & Bockius LLP, the Purchasers’ special counsel in connection with such transactions, covering such matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5 Purchase Permitted By Applicable Law, Etc. On the Closing Date such Series B Purchaser’s purchase of Series B Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Series B Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Series B Purchaser, such Series B Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Series B Purchaser may reasonably specify to enable such Series B Purchaser to determine whether such purchase is so permitted to the extent such matters of fact are not already included in the representations and warranties made by the Company in Section 5.

Section 4.6 Sale of Notes. Contemporaneously with the Closing, (i) the Company shall sell to each Series B Purchaser and each Series B Purchaser shall purchase the Series B Notes to be purchased by it at the Closing as specified in Schedule A and (ii) the Company shall deliver to each Series A Purchaser the replacement Series A Notes to be delivered to such Series A Purchaser pursuant to paragraph 1.3.

Section 4.7 Payment of Special Counsel Fees. Without limiting Section 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

Section 4.8 Private Placement Numbers. Private Placement Numbers issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Series B Notes.

Section 4.9 Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10 Funding Instructions. At least three Business Days prior to the Closing Date, each Series B Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Series B Notes is to be deposited.

Section 4.11 Initial Subsidiary Guarantors. Each Initial Subsidiary Guarantor shall have duly executed and delivered to each Purchaser an executed counterpart of this Agreement.

Section 4.12 Payment of Fees. The Company shall have paid (i) the Issuance Fee for the account of the Series B Purchasers on or before the Closing Date, which fee shall be fully earned and nonrefundable in immediately available funds via wire transfer to an account or accounts specified by the Series B Purchasers to the Company and (ii) without limiting the Company’s obligations under Section 16.1, all other costs and expenses required hereunder or under any other Financing Document to be paid on or before the Closing Date.

Section 4.13 Good Standing Certificates. The Company shall have provided such documents and certifications from the appropriate Governmental Authorities to evidence that each Obligor is duly organized or formed, and that each Obligor is validly existing, in good standing and qualified to engage in business in (A) its jurisdiction of organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect

Section 4.14 No Material Adverse Effect; No Litigation. There has been no event or circumstance since December 31, 2014 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and no action, suit, investigation or proceeding is pending or, to the knowledge of any Obligor, threatened in writing in any court or before any arbitrator or Governmental Authority that (1) relates to this Agreement or any other Financing Document, or any of the transactions contemplated hereby or thereby, or (2) could reasonably be expected to have a Material Adverse Effect

Section 4.15 [Reserved]

Section 4.16 Solvency. The Company shall have delivered a certificate, signed by a Responsible Officer thereof, certifying that, after giving effect to the transactions to occur on the Closing Date (including, without limitation, the issuance of the Series B Notes and any credit extensions occurring under the Bank Loan Documents), the Company and its Subsidiaries, taken as a whole, are Solvent.

Section 4.17 [Reserved]

Section 4.18 Bank Loan Documents. The Company shall have, or substantially concurrently herewith will have, entered into the Bank Loan Documents, all in form and substance satisfactory to the Purchasers, and the Bank Loan Documents shall be, or substantially concurrently herewith will be, in full force and effect.

Section 4.19 Consents and Approvals. All governmental and third party consents, licenses and approvals necessary in connection with entering into this Agreement and the issuance of the Notes have been obtained and remain in full force and effect.

Section 4.20 Repayment of Existing Indebtedness. The Company shall have provided the Purchasers with payoff letter(s) with respect to the Prior Credit Facility and all other existing Indebtedness of the Obligors that is not permitted under this Agreement, each in form and substance satisfactory to the Purchasers, and shall have repaid all outstanding amounts owed with respect thereto substantially concurrently with the Closing, and all collateral securing the Prior Credit Facility and such other existing Indebtedness shall have been released substantially concurrently with the Closing.

Section 4.21 Minimum Lease Term Requirement. The Minimum Lease Term Requirement shall be satisfied.

Section 4.22 Financial Information. The Company shall have delivered to each Purchaser a duly completed compliance certificate, giving pro forma effect to the transactions to occur on or about the Closing Date (including, without limitation, all the issuance of the Series B Notes and all amounts advanced under the Bank Loan Documents on the Closing Date and the Acquisition), which certificate shall be in form and substance satisfactory to each such Purchaser.

Section 4.23 CPD Note. The Company shall provide evidence that the terms of the CPD Note are consistent with the definition thereof.

Section 4.24 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received such counterpart originals or certified or other copies of such documents, certificates, financial information or consents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

Each Obligor jointly and severally represents and warrants to each Purchaser that:

Section 5.1 Organization; Power and Authority. The Company is a corporation or entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified and licensed as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate or company power and authority, and requisite government licenses, authorizations, consents and approvals, to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions thereof.

Section 5.2 Authorization, Etc. The Financing Documents have been duly authorized by all necessary corporate action on the part of each Obligor party thereto, and when executed and delivered hereunder, will have been duly executed and delivered by each Obligor party thereto. This Agreement and the other Financing Documents when executed and delivered constitute a legal, valid and binding obligation of each Obligor party thereto enforceable against each such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Disclosure. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since December 31, 2014, there has been no change in the financial condition, operations, business, properties or prospects of the Company and its

Subsidiaries, taken as a whole, except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Obligors that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether it is an Initial Subsidiary Guarantor.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited under the Financing Documents.

(c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions thereof.

(d) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5 Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance of each of the Financing Documents by each Obligor party thereto will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which such Obligor or any Subsidiary is bound or by which such Obligor or any Subsidiary or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary.

Section 5.7 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by any of the Obligors of any of the Financing Documents.

Section 5.8 Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Obligors, threatened against or affecting any Obligor or any Subsidiary or any property of any Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that (i) purport to affect or pertain to this Agreement or any other Financing Document, or any of the transactions contemplated hereby, or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither the Obligors nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) No Default has occurred or is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Financing Document.

Section 5.9 Taxes. Each Obligor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for (i) any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which an Obligor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP, or (ii) to the extent that the failure to so file or pay could not reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against any Obligor or any Subsidiary that would reasonably be expected to have a Material Adverse Effect. No Obligor is party to any tax sharing agreement.

Section 5.10 Title to Property; Leases. Each Obligor and their respective Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material to its business, except where the failure to have such good title or valid leasehold interest could not reasonably be expected to have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11 Licenses, Permits, Etc.

(a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material to its business, except where the impairment of such ownership or possession is not reasonably expected to have a Material Adverse Effect, without known conflict with the rights of others.

(b) To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) To the best actual knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12 Compliance with ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.

(b) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors to each Purchaser in the first sentence of this Section 5.12(b) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series B Notes as provided in Section 9.7. No part of the proceeds from the sale of the Series B Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15 Existing Indebtedness; Future Liens.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all Indebtedness of the Company and its Subsidiaries for borrowed money as of the Closing Date (and after giving effect to the incurrence and repayment of Indebtedness occurring on the Closing Date) the outstanding principal amount of which exceeds $10,000,000 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. The aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries not set forth in Schedule 5.15 does not exceed $10,000,000. Neither the

Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.

Section 5.16 Foreign Assets Control Regulations, Etc.

(a) No Obligor nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). No Obligor nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c) Neither the Obligors nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2) To the Company’s actual knowledge, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and

(3) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17 Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended.

Section 5.18 Environmental Matters.

(a) Neither the Obligors nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against any Obligor or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Obligors nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Obligors nor any Subsidiary has stored any Hazardous Substances on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Neither the Obligors nor any Subsidiary has disposed of any Hazardous Substances in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by the Obligors or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(f) The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.19 Economic Benefit. The Company and the Subsidiary Guarantors are considered a single consolidated business group of companies for purposes of GAAP and are dependent upon each other for and in connection their respective business activities and financial resources. The execution and delivery by the Purchasers of the Note Purchase Agreement and the provision of the financial accommodations thereunder provide direct and indirect commercial and economic benefits to each Subsidiary Guarantor and the incurrence by the Company of the Indebtedness under the Note Purchase Agreement and the Notes is in the best interests of each Subsidiary Guarantor.

Section 5.20 Solvency. Each of the Company and its Subsidiaries, taken as a whole on a consolidated basis, is Solvent, both immediately before and immediately after giving effect to the transactions contemplated by the Financing Documents.

Section 5.21 Intentionally Omitted.

Section 5.22 Insurance. Except to the extent that the Company and its Subsidiaries are relying on the Tenants as to primary coverage in accordance with the terms of the Leases, the Company and each Subsidiary maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets, including general and excess liability insurance, fire and all other risks insured against by extended coverage, employee fidelity bond coverage, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

Section 5.23 Condition of Properties. Each of the following representations and warranties is true and correct except to the extent disclosed on Schedule 5.23 or that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) All of the improvements located on the Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof.

(b) No material portion of any of the Properties, nor any improvements located on said Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty.

(c) No condemnation or eminent domain proceeding has been commenced or to the knowledge of the Company is about to be commenced against any portion of any of the Properties, or any improvements located thereon that are material to the operation, use or value of said Properties.

(d) No notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Properties.

Section 5.24 REIT Status; Stock Exchange Listing. The Company is a real estate investment trust under Sections 856 through 860 of the Code. At least one class of common Equity Interests of the Company is listed on the New York Stock Exchange or the NASDAQ Stock Market.

Section 5.25 Unencumbered Eligible Properties. Each property included in any calculation of Unencumbered Asset Value or Unencumbered NOI satisfied, at the time of such calculation, all of the requirements contained in the definition of “Unencumbered Property Criteria”.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1 Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1 Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements — within 45 days (or such shorter period as is the earlier of (x) 10 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Bank Credit Agreement or the date on which such corresponding financial statements are delivered under the Bank Credit Agreement if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http://www.gettyrealty.com) and shall have given each holder of a Note prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements — within 90 days (or such shorter period as is the earlier of (x) 10 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Bank Credit Agreement or the date on which such corresponding financial statements are delivered under the Bank Credit Agreement if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material and (iii) to the extent requested by any holder, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or similar governing body) (or the audit committee of the board of directors or similar governing body) of any Obligor by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(d) Projected Financial Statements — no later than March 1 of each calendar year (or, if earlier, 15 days after the same is approved by the board of directors of the Company), projected consolidated financial statements, including balance sheets, income statements and cash flows of the Company and its Subsidiaries for such calendar year on a quarterly basis (including the fiscal year in which the Maturity Date occurs);

(e) Intentionally Omitted

(f) Notice of Default or Event of Default — promptly, and in any event within five Business Days of a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(g) ERISA Matters — promptly, and in any event within five Business Days of a Responsible Officer becoming aware of the same, written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(h) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(i) Resignation or Replacement of Auditors — within ten Business Days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof;

(j) Notice of Material Adverse Events — promptly, and in any event within five days of a Responsible Officer becoming aware of the following:

(i) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(ii) notice of any development that results in, or could reasonably be expected to result in, a Material Adverse Effect so long as disclosure of such information could not result in a violation of, or expose the Company or its Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Company, or any of its Subsidiaries or on any Property of any of them;

(iii) notice of any action or proceeding against or of any noncompliance by any Obligor or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect or constitute a Material Property Event; or

(iv) notice of (x) any potential or known Release, or threat of Release, of any Hazardous Materials in violation of any applicable Environmental Law at any Property; (y) any violation of any Environmental Law that any Obligor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (z) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential Environmental Liability, of any federal, state or local environmental agency or board, that involves any Property, in each case that could reasonably be expected to result in a Material Adverse Effect or constitute a Material Property Event;

(k) Information Required by Rule 144A — and any Qualified Institutional Buyer designated by such holder, promptly, upon the request of any such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act; and

(l) Requested Information — with reasonable promptness, such other data and information relating to the Properties, business, operations, affairs, financial condition, or assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note, so long as disclosure of such information would not result in a violation of any applicable law, ordinance or regulation or any agreement with an unaffiliated third party that is binding on the Company or any of its Subsidiaries.

Section 7.2 Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of a Note):

(a) Default — certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(b) Covenant Compliance — setting forth reasonably detailed calculations demonstrating compliance with Section 10.1 (and any Incorporated Provision requiring financial calculations in order to determine compliance therewith); provided that in the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 24.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(c) Change in GAAP — if any material change in the application of GAAP has occurred since the date of the Audited Financial Statements referred to in Section 5.5, a description of such change and the effect of such change on the financial statements accompanying such certificate; and

(d) Calculations — setting forth reasonably detailed calculations, in form and substance reasonably satisfactory to the Required Holders, of Unencumbered Asset Value and CPD Note Amount, each as of the last day of the fiscal period covered by such certificate.

Section 7.3 Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor, upon reasonable prior notice during normal business hours, to visit and inspect its properties (subject to the rights of tenants or subtenants in possession), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 7.4 Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officers’ Certificates that are required to be delivered by the Company pursuant to Section 7.1(a), 7.1(b) or 7.1(c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements:

(i) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note by e-mail;

(ii) the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://gettyrealty.com as of the date of this Agreement

(iii) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(iv) the Company shall have filed any of the items referred to in Section 7.1(c) with the SEC and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in the case of any of clauses (ii), (iii) or (iv), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 19, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1 Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2 Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000, or any larger multiple of $100,000, in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the series and aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amounts due in connection with such prepayment (calculated by series and as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amounts as of the specified prepayment date.

Section 8.3 Offer to Prepay upon Term Facility Prepayment.

(a) Notice and Offer. In the event that the Company or any Subsidiary prepay any of the outstanding term loans under Section 2.05(c) of the Bank Credit Agreement (or any future or successor provision of the Bank Credit Agreement providing for prepayment thereof on substantially similar terms and conditions), the Company will, prior to any such prepayment, give written notice thereof to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer (“Term Facility Related Prepayment Offer”) to prepay, at the election of each holder, at par (and without any payment of the Make-Whole Amount), a portion of the Notes held by such holder in an amount equal to such holder’s Ratable Amount on a date specified in such notice (the “Term Facility Related Prepayment Date”) that is not less than 20 days and not more than 45 days after the date of such notice, together with interest on the amount to be prepaid accrued to the Term Facility Related Prepayment Date. If the Term Facility Related Prepayment Date shall not be specified in such notice, the Term Facility Related Prepayment Date shall be the 20th day after the date of such notice.

(b) Acceptance and Payment. To accept such Term Facility Related Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than 15 days after the date of such written notice from the Company, provided, that failure to accept such offer in writing within 15 days after the date of such written notice shall be deemed to constitute a rejection of the Term

Facility Related Prepayment Offer. If so accepted by any holder of a Note, the amount of such offered prepayment (equal to not less than such holder’s Ratable Amount ) shall become due and payable on the Term Facility Related Prepayment Date and shall be delivered to such holder of Notes for application on such date in accordance with the terms hereof. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Term Facility Related Prepayment Date.

(c) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (i) the amount of the prepayment under Section 2.05(c) of the Bank Credit Agreement, (ii) that such offer is being made pursuant to this Section 8.3, (iii) the Ratable Amount of each Note offered to be prepaid, and (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Term Facility Related Prepayment Date.

(d) Notice Concerning Status of Holders of Notes. Promptly after each Term Facility Related Prepayment Date and the making of all prepayments contemplated on such Term Facility Related Prepayment Date under this Section 8.3 (and, in any event, within 10 days thereafter), the Company shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

Section 8.4 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.1 or Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (without regard to series) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.5 Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the Company may defer or abandon such prepayment upon written notice to the holders of the Notes. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such prepayment is expected to occur, and (iii) any determination by the Company to rescind such notice of prepayment. From and after the date fixed for such prepayment (if not deferred or abandoned), unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount (or Change in Control Prepayment Amount, as applicable), if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6 Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with this

Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7 Change in Control Prepayment.

(a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Senior Financial Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.

(b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such Change in Control, it prepays all Notes required to be prepaid in accordance with this Section 8.7.

(c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) or (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder of Notes (the terms “holder” and “holder of Notes”, for purposes of this Section 8.7, shall refer to the beneficial owner in respect of any Note registered in the name of a nominee for a disclosed beneficial owner) on a date specified in such offer (the “Change in Control Prepayment Date”). If such Change in Control Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 45 days after the date of such offer (if the Change in Control Prepayment Date shall not be specified in such offer, the Change in Control Prepayment Date shall be the first Business Day after the 20th day after the date of such offer).

(d) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company not later than fifteen (15) days after receipt by such holder of the most recent offer of prepayment. A failure by a holder to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute an acceptance of such offer by such holder.

(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and the Change of Control Prepayment Amount. The prepayment shall be made on the Change in Control Prepayment Date except as provided in subparagraph (f) of this Section 8.7.

(f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Change in Control Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

(g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Change in Control Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount and Series of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Prepayment Date; (v) the estimated Change in Control Prepayment Amount due with respect to each Note offered to be prepaid, setting forth the details of such computation (assuming the date of such certificate were the date of prepayment), (vi) that the conditions of this Section 8.7 have been fulfilled; and (vii) in reasonable detail, the nature and date or proposed date of the Change in Control. Additionally, two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Change in Control Prepayment Amount as of the specified prepayment date.

(h) Certain Definitions.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (c) any Change of Control (as such term is defined in the Bank Credit Agreement) under the Bank Credit Agreement so long as the Bank Credit Agreement is in effect.

“Control Event” means:

(i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or

(ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

Section 8.8 Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.5 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.9 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any prepayment specify a Business Day as the date fixed for such prepayment), (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1 Existence; Conduct of Business; REIT Status.

(a) The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except where the failure to so preserve, renew or keep in force and effect could not reasonably be expected to have a Material Adverse Effect.

(b) The Company shall do all things necessary to (x) preserve, renew and keep in full force and effect its status as a real estate investment trust under Sections 856 through 860 of the Code and (y) remain publicly traded with securities listed on the New York Stock Exchange or the NASDAQ Stock Market.

Section 9.2 Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including, without limitation, tax liabilities, assessments and governmental charges, all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where:

(a) the validity or amount thereof is being contested in good faith by appropriate proceedings;

(b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP; and

(c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 9.3 Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to:

(a) (i) require its Tenants to (x) maintain, preserve and protect in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, all of (A) its Unencumbered Properties except where the failure to do so would not reasonably be expected to constitute a Material Property Event and (B) its other material properties and equipment necessary in the operation of its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (y) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (ii) use commercially reasonable efforts to cause its Tenants to comply with such requirements; and

(b) (i) maintain, or require and cause its Tenants to maintain, with financially sound and reputable insurance companies that are not Affiliates of the Company, insurance with respect to its properties and its business covering loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the holders of Notes of the termination, lapse or cancellation of such insurance; provided that if any Tenant fails to maintain such insurance, or as of any date any such insurance maintained by a Tenant is no longer in effect, within 30 days after a Responsible Officer becomes aware of such failure or such date, as applicable, the Company shall, or shall cause its applicable Subsidiary to, obtain and maintain such insurance.

Section 9.4 Books and Records. The Company will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied are made of all dealings and transactions in relation to its business and activities and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.5 Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where (a) such law, rule, regulation or order is being contested in good faith by appropriate proceedings or (b) the failure to comply with such law, rule, regulations or order, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 9.6 Environmental Laws. The Company will, and will cause each of its Subsidiaries to:

(a) comply in all material respects with, require its Tenants to comply with in all material respects and use commercially reasonable efforts to ensure compliance in all material respects by all Tenants, if any, with, all applicable Environmental Laws and Environmental Permits applicable to any Property;

(b) obtain and renew or require its Tenant obtain and renew, and use commercially reasonable efforts to ensure that all Tenants comply with and maintain and renew, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or constitute a Material Property Event; and

(c) conduct and complete, or require and use commercially reasonable efforts to ensure that its Tenants conduct and complete, any investigation, study, sampling and testing, and undertake any cleanup, response, removal, remedial or other action necessary to remove, remediate and clean up all Hazardous Materials at, on, under or emanating from any Property as necessary to maintain compliance in all material respects with the requirements of all applicable Environmental Laws (provided that if a Tenant fails to comply with any such requirement, the Company shall be required to comply therewith); provided, however, that no Obligor or Subsidiary thereof shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 9.7 Use of Proceeds. The proceeds from the sale of the Series B Notes will be used only (a) to repay all amounts owed under the Prior Credit Facility, (b) to pay the purchase price for the Acquisition and (c) for closing costs incurred by the Company in connection with the consummation of the Transactions, in each case under clauses (a), (b) and (c) within 3 Business Days of the Closing Date (which period may be extended at the sole discretion of the Purchasers). No part of the proceeds from the sale of any Note will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.

Section 9.8 Minimum Property Condition. The Company shall comply, at all times, with the Minimum Property Condition.

Section 9.9 Unencumbered Eligible Property Notice. If at any time the Company wants to include as an Unencumbered Eligible Property under this Agreement any Property on which a net lease business (other than an operating gasoline station or a convenience store) is operated, then, prior to any such inclusion, the Company shall deliver to the holders of Notes the UEP Proposal Package with respect to such proposed Unencumbered Eligible Property.

Section 9.10 Most Favored Nation. If the Company or any Subsidiary incurs any unsecured Indebtedness or modifies or amends the terms of any existing unsecured Indebtedness providing for any terms or conditions more favorable to the applicable lender than those provided for in the Financing Documents (including, without limitation, any covenants more restrictive than those provided for in the Financing Documents), then the holders of Notes shall have the benefit of any such more advantageous terms and conditions and the Financing Documents shall be deemed automatically modified accordingly. The Company shall provide written notice to each holder of Notes within 10 Business Days of any such incurrence, modification or amendment, together with a description in reasonable detail of the more favorable terms and conditions provided for the benefit of such Indebtedness. Upon the reasonable request of the Required Holders, the Company agrees to, and to cause each Subsidiary to, execute and deliver to each holder of a Note any amendment documents or other agreements necessary to evidence that the terms of the Financing Documents have been so modified.

Section 9.11 Intentionally Omitted.

Section 9.12 Intentionally Omitted.

Section 9.13 Subsidiary Guarantors. The Company will cause each of its Subsidiaries that Guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under the Bank Credit Agreement to concurrently therewith:

(a) become a Subsidiary Guarantor by executing and delivering to each holder of a Note a Joinder; and

(b) deliver to each of holder of a Note a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.2, 5.4(c), 5.6, 5.7 and 5.19 of this Agreement (with respect to such Subsidiary);

(c) duly execute and deliver to the each holder of a Note all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Joinder and the performance by such Subsidiary of its obligations thereunder; and

(d) deliver to each of holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders and covering such matters substantially addressed in the opinion of counsel delivered pursuant to Section 4.4(a) hereof on the date of Closing but relating to such Subsidiary and such Joinder.

Section 9.14 Pari Passu Ranking.

The Obligors’ obligations under the Financing Documents to which they are a party will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with (i) all of their respective obligations under the Bank Loan Documents and (ii) all other present and future unsecured and unsubordinated indebtedness of the Obligors (including all Pari Passu Obligations).

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1 Financial Covenants. The Company shall not:

(a) Tangible Net Worth. Permit Tangible Net Worth, as determined as of the end of each fiscal quarter, to be less than $374,705,000 plus an amount equal to 75% of the net proceeds received by the Company from any equity offerings occurring after the last day of the fiscal quarter most recently ended prior to the date hereof (other than proceeds received within ninety (90) days before or after the redemption, retirement or repurchase of ownership or equity interests in the Company up to the amount paid by the Company in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that the Company shall not have increased its net worth as a result of any such proceeds).

(b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter, to be less than 2.0:1.0.

(c) Net Debt to EBITDA. Permit the Net Debt to EBITDA Ratio, as of the last day of each fiscal quarter, to be greater than 6.0:1.0.

(d) Maximum Secured Recourse Indebtedness. Permit Consolidated Secured Recourse Indebtedness at any time to exceed 10% of Total Asset Value.

(e) Maximum Secured Indebtedness. Permit Consolidated Secured Indebtedness at any time to exceed 30% of Total Asset Value.

Section 10.2 Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness unless (a) no Default or Event of Default has occurred and is continuing immediately before and after the incurrence of such Indebtedness and (b) immediately after giving effect to the incurrence of such Indebtedness, the Company shall be in compliance, on a pro forma basis, with the provisions of Section 10.1.

Section 10.3 Liens. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on (i) any Unencumbered Eligible Property other than Permitted Property Encumbrances, (ii) any Equity Interest of any Unencumbered Property Subsidiary other than Permitted Equity Encumbrances or (iii) any income from or proceeds of any of the foregoing. The Company shall not, nor shall it permit any Subsidiary to sign, file or authorize under the Uniform Commercial Code of any jurisdiction a financing statement that includes in its collateral description any portion of any Unencumbered Eligible Property (unless such description relates to a Permitted Property Encumbrance), any Equity Interest of any Unencumbered Property Subsidiary (unless such description relates to a Permitted Equity Encumbrance) or any income from or proceeds of any of the foregoing.

Section 10.4 Fundamental Changes. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets or all of substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom and the Company is in compliance, on a pro forma basis, with the provisions of Section 10.1(b) and Section 10.1(c):

(a) any Person may merge into an Obligor in a transaction in which such Obligor is the surviving Person (provided that the Company must be the survivor of any merger involving the Company), subject to the requirements of Section 9.13, (ii) any Person may merge with or into a Subsidiary (other than an Obligor), (iii) any Obligor or any Subsidiary may sell, lease, transfer or otherwise dispose of its assets to another Obligor or another Subsidiary, subject to the requirements of Section 9.13, (iv) any Subsidiary (other than an Obligor) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company, and (iv) an Obligor or any Subsidiary may sell, transfer or otherwise dispose of Equity Interests of a Subsidiary (other than an Obligor);

(b) in connection with any acquisition permitted under Section 10.7, any Subsidiary of the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a Wholly-Owned Subsidiary of the Company and shall comply with the requirements of Section 9.13;

(c) any Subsidiary of the Company may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary of the Company; provided that if the transferor in such a transaction is an Unencumbered Property Subsidiary, then the transferee must be an Unencumbered Property Subsidiary; and

(d) Dispositions permitted by Section 10.5(d) shall be permitted under this Section 10.4.

Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to (i) merge, dissolve or liquidate or consolidate with or into any other Person unless after giving effect thereto the Company is the sole surviving Person of such transaction and no Change of Control results therefrom or (ii) engage in any transaction pursuant to which it is reorganized or reincorporated in any jurisdiction other than a State of the United States of America or the District of Columbia.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.4 from its liability under this Agreement or the Notes.

Section 10.5 Dispositions. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, or, in the case of any Subsidiary of the Company, issue, sell or otherwise Dispose of any of such Subsidiary’s Equity Interests to any Person, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of property by any Subsidiary of the Company to the Company or to another Subsidiary of the Company; provided that if the transferor is an Unencumbered Property Subsidiary, the transferee thereof must be an Unencumbered Property Subsidiary;

(c) Dispositions permitted by Section 10.4(a), 10.4(b) or 10.4(c); and

(d) (i) the Disposition of any Property and (ii) the sale or other Disposition of all, but not less than all, of the Equity Interests of any Subsidiary; provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided further that if (x) such Property is an Unencumbered Eligible Property or (y) such Subsidiary is an Unencumbered Property Subsidiary, then at least two Business Days prior to the date of such Disposition, the holders of Notes shall have received an Officer’s Certificate certifying that at the time of and immediately after giving effect to such Disposition (A) the Obligors shall be in compliance, on a pro forma basis, with the provisions of Section 10.1(b) and Section 10.1(c) and (B) no Default or Event of Default shall have occurred and be continuing or would result under any other provision of this Agreement from such Disposition.

Section 10.6 Limitation on Restricted Payments. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:

(a) the Company and each Subsidiary thereof may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(b) the Company may make Restricted Payments in cash in an aggregate amount in any fiscal year, in each case, not to exceed the greater of (x) 95% of Funds From Operations for such fiscal year (provided that for purposes of calculating Restricted Payments made for the fiscal year ending December 31, 2015, up to $4,700,000 of dividends that were declared on or prior to December 31, 2014 and paid on or prior to January 8, 2015 shall be excluded) and (y) the amount of Restricted Payments required to be paid by the Company in order for it to (A) maintain its REIT Status and (B) avoid the payment of federal or state income or excise tax; provided, that no Restricted Payments will be permitted during the existence of an Event of Default arising under Section 11(a) or Section 11(b), following acceleration of any of the Obligations or during the existence of an Event of Default arising under Section 11(g) or Section 11(h); and

(c) each Subsidiary of the Company may make Restricted Payments pro rata to the holders of its Equity Interests.

Section 10.7 Limitation on Investments. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make any Investments, except Permitted Investments.

Section 10.8 Limitation on Transactions with Affiliates. The Company shall not, nor shall it permit any Subsidiary to, enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or a Subsidiary thereof as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Obligors, (ii) transactions between or among Wholly-Owned Subsidiaries and (iii) Investments and Restricted Payments expressly permitted hereunder.

Section 10.9 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

Section 10.10 Limitation on Lines of Business; Creation of Subsidiaries. The Company will not, and will not permit any Subsidiary to:

(a) engage, directly or indirectly, in any line of business other than the Permitted Businesses; or

(b) create or acquire any Subsidiary after the Closing Date, unless (x) within thirty (30) days after the date that such Subsidiary first acquires an asset each holder of a Note has been provided with written notice of same and (y) within sixty (60) days after the date that such Subsidiary first acquires any assets such Subsidiary shall have executed a Joinder and otherwise have complied with the provisions of Section 9.13 (including clauses (b) – (d) thereof); provided further, however, no such Subsidiary shall be required to execute such Joinder if such Subsidiary is an Excluded Subsidiary.

Section 10.11 Burdensome Agreements. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, enter into any Contractual Obligation (other than any Financing Document or any Permitted Pari Passu Provision) that limits the ability of (i) any Subsidiary to make Restricted Payments to the Company or any Subsidiary Guarantor, (ii) any Subsidiary (other than an Excluded Subsidiary) to transfer property to the Company or any Subsidiary Guarantor, (iii) any Subsidiary of the Company (other than an Excluded Subsidiary) to Guarantee the Notes or any of the obligations under this Agreement or (iv) any Obligor to create, incur, assume or suffer to exist Liens on property of such Person to secure the Notes or any obligations under this Agreement or any Subsidiary Guarantee; provided, that clauses (i), (ii) and (iv) of this Section 10.11 shall not prohibit any (A) limitation on Negative Pledges incurred or provided in favor of any holder of Secured Indebtedness that is owed to a non-Affiliate of the Company and that is permitted under Section 10.2 (provided that such limitation on Negative Pledges shall only be effective against the assets or property securing such Indebtedness), (B) Negative Pledges contained in any agreement in connection with a Disposition permitted by Section 10.5 (provided that such limitation shall only be effective against the assets or property that are the subject of Disposition), and (C) limitations on Restricted Payments or Negative Pledges by reason of customary provisions in joint venture agreements or other similar agreements applicable to Subsidiaries that are not Wholly-Owned Subsidiaries; provided, further, that notwithstanding the foregoing, in no event shall any Negative Pledge be permitted with respect to any Unencumbered Eligible Property or any Equity Interests of any Unencumbered Property Subsidiary.

Section 10.12 Intentionally Omitted.

Section 10.13 Accounting Changes. The Company shall not make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) its fiscal year.

Section 10.14 Amendments of Organization Documents and Certain Debt Documents. The Company shall not, nor shall it permit any Obligor to:

(a) modify, amend, amend and restate or supplement the terms of any Organization Document of any Obligor, without, in each case, the express prior written consent or approval of the Required Holders, if such changes would adversely affect in any material respect the rights of the holders of Notes hereunder or under any of the other Financing Documents; provided that if such prior consent or approval is not required, the Company shall nonetheless notify the holders of Notes in writing promptly after any such modification, amendment, amendment and restatement, or supplement to the Organization Documents of any Obligor;

(b) directly or indirectly, consent to, approve, authorize or otherwise suffer or permit any agreement, amendment, amendment and restatement, supplement or other modification of any of the Bank Loan Documents (each a “Bank Amendment”), that would directly or indirectly have the effect of (i) adding any representation, warranty, covenant or event of default thereto or (ii) making any of the existing representations, warranties, covenants or events of default included therein more restrictive or burdensome as against the Company or any of its Subsidiaries, in each case, unless (A) the Required Holders have consented thereto in writing or (B) the Financing Documents have been, or concurrently therewith are, modified in a manner reasonably deemed appropriate by the Required Holders to reflect such Bank Amendment (including, without limitation, in the case of any Bank Amendment that has the effect of modifying any financial covenant, reflecting any applicable cushion (if any) that exists between the covenant levels in the Financing Documents and the Bank Loan Documents (determined on a percentage basis based on the then applicable covenant levels under the Financing Documents and the Bank Loan Documents);

(c) directly or indirectly, consent to, approve, authorize or otherwise suffer or permit any Bank Amendment that would directly or indirectly have the effect of granting a Lien to secure any Indebtedness or other obligations arising under any Bank Loan Document unless the obligations of the Obligors under the Notes, this Agreement and the Subsidiary Guarantees are concurrently secured equally and ratably with the Bank Loan Documents pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel from counsel to the Obligors that is reasonably acceptable to the Required Holders; and

(d) directly or indirectly, consent to, approve, authorize or otherwise suffer or permit any Bank Amendment that would directly or indirectly have the effect of shortening the maturity of any Indebtedness arising under any of the Bank Loan Documents or accelerating or adding any requirement for amortization thereof.

Section 10.15 Anti-Money Laundering Laws; Sanctions. The Company shall not, nor shall it permit any Controlled Entity to:

(a) directly or indirectly, engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any law, regulation or other binding measure by the Organization for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering (solely to the extent such Organization has jurisdiction over the Company or any Controlled Entity and such law, regulation or other measure is applicable to, and binding on, the Company or any Controlled Entity) or violate these laws or any other applicable Anti-Money Laundering Law or engage in these actions;

(b) directly or indirectly, use the proceeds of any Note, or lend, contribute or otherwise make available such proceeds to any Controlled Entity, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of U.S. Economic Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the Transactions, whether as Purchaser, holder of a Note or otherwise) of U.S. Economic Sanctions; or

(c) (i) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person, (ii) directly or indirectly to have any investment in or engage in any dealing or transaction with any Person if such investment, dealing or transaction (x) would cause any holder to be in violation of any law or regulation of the type described in this Section 10.15 or in Section 5.16 hereof applicable to such holder, or (y) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (iii) engage in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.16 Anti-Corruption Laws. The Company shall not, nor shall it permit any Controlled Entity to, directly or indirectly use the proceeds of any Note for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, as amended, or other applicable Anti-Corruption Laws.

Section 10.17 Compliance with Environmental Laws. The Company shall not, nor shall it permit any Subsidiary to, do, or permit any other Person to do, any of the following: (a) use any of the Real Property or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials except for quantities of Hazardous Materials used in the ordinary course of business and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Property any underground tank or other underground storage receptacle for Hazardous Materials except in compliance in all material respects with Environmental Laws, (c) generate any Hazardous Materials on any Property except in compliance in all material respects with Environmental Laws, (d) conduct any activity at any Property in any manner that could reasonably be contemplated to cause a Release of Hazardous Materials on, upon or into the Property or any surrounding properties or any threatened Release of Hazardous Materials which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Materials, except in each case where any such use, location of underground storage tank or storage receptacle, generation, conduct or other activity has not had and could not reasonably be expected to have a Material Adverse Effect or constitute a Material Property Event.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1, 7.2, 7.3, 9.1, 9.3(b), 9.7, 9.8, 9.9 or 9.13, or in Section 10; or

(d) the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any other Financing Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or any other Financing Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or any other Financing Document, shall prove to have been incorrect in any material respect when made or deemed made or any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be incorrect or misleading in any respect after giving effect to such qualification when made or deemed made; or

(f) any Obligor or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Recourse Indebtedness or Guarantee of Recourse Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate with all other Recourse Indebtedness as to which such a failure exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any Recourse Indebtedness or Guarantee of Recourse Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate with all other Recourse Indebtedness as to which such a failure exists, of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded;

(ii) any Obligor or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Non-Recourse Indebtedness or Guarantee of Non-Recourse Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate with all other Non-Recourse Indebtedness as to which such a failure exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any Non-Recourse Indebtedness or Guarantee of Non-Recourse Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate with all other Non-Recourse Indebtedness as to which such a failure exists, of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Obligor or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the aggregate Swap Termination Values owed by the Company and all such Subsidiaries as a result thereof is greater than the Threshold Amount; or

(g) (i) the Company or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) the Company or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or is adjudicated as insolvent or to be liquidated; or takes corporate action for the purpose of any of the foregoing under this clause (h); or

(i) there is entered against the Company or any Significant Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $30,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(j) (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that could reasonably be expected to have a Material Adverse Effect, or (ii) any Obligor or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to have a Material Adverse Effect; or

(k) any Financing Document shall cease to be in full force and effect in any material respect (other than in accordance with its terms) or any Obligor or any Affiliate of an Obligor shall so assert; or

(l) The Company shall cease, for any reason, to maintain its status as a real estate investment trust under Sections 856 through 860 of the Code, after taking into account any cure provisions set forth in the Code that are complied with by the Company; or

(m) the Company or any Subsidiary shall fail to comply with the terms of any Incorporated Provision (beyond any grace or cure period applicable to such Incorporated Provision provided in the underlying document from which it was incorporated pursuant to Section 9.10 hereof); or

(n) any “Event of Default” under (and as defined in) the Bank Loan Documents shall occur.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1 Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b)) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies.

(a) If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(b) In addition to, and in no way limiting, the foregoing remedies, upon the occurrence of an Event of Default, each holder of any Note at the time outstanding shall have the following remedies available, which remedies may be exercised at the same or different times as each other or as the remedies set forth in Sections 12.1 or 12.2(a)

(i) such holder may exercise all other rights and remedies under any and all of the other Financing Documents;

(ii) such holder may exercise all other rights and remedies it may have under any applicable law; and

(iii) to the extent permitted by applicable law, such holder shall be entitled to the appointment of a receiver or receivers for the assets and properties of the Company and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the obligations of the Company hereunder or under the other Financing Documents or the solvency of any party bound for its payment, and to exercise such power as the court shall confer upon such receiver.

Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by any Financing Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable out-of-pocket costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1-A or Schedule 1-B, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3 Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1 Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2 Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by wire transfer in accordance with the instructions specified for such purpose below such Purchaser’s name in Schedule A, or in accordance with such other instructions as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15. GUARANTEE.

Section 15.1 Unconditional Guarantee. Each Subsidiary Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Subsidiary Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, this Agreement or any other Financing Document (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guarantee in the preceding sentence (the “Unconditional Guarantee”) is an absolute, present and continuing guarantee of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Guaranteed Obligations (including, without limitation, any other Subsidiary Guarantor) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Subsidiary Guarantor jointly and severally agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in U.S. dollars, pursuant to the requirements for payment specified in the Notes and this Agreement. Each default in payment of any of the

Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Subsidiary Guarantor agrees that the Notes issued in connection with this Agreement may (but need not) make reference to this Section 15.

Each Subsidiary Guarantor hereby acknowledges and agrees that it’s liability hereunder is joint and several with the other Subsidiary Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Financing Documents.

Section 15.2 Obligations Absolute. The obligations of each Subsidiary Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, this Agreement, any other Financing Document or any other instrument referred to therein or herein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim a Subsidiary Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Subsidiary Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, this Agreement, any other Financing Document or any other instrument referred to therein or herein (it being agreed that the joint and several obligations of each Subsidiary Guarantor hereunder shall apply to the Notes, this Agreement or any other Financing Document as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance, enforcement, realization or release of any security for the Notes (or any application of the proceeds thereof as the holders, in their sole discretion, may determine) or the addition, substitution or release of any other Subsidiary Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence, enforcement, failure to enforce or other action or inaction under or in respect of the Notes, this Agreement, any other Financing Document or any other instrument referred to therein or herein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company, any other Subsidiary Guarantor or any of their respective properties; (d) any merger, amalgamation or consolidation of any Subsidiary Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Subsidiary Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Subsidiary Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Subsidiary Guarantor or to any subrogation, contribution or reimbursement rights any Subsidiary Guarantor may otherwise have. Each Subsidiary Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 15.3 Waiver. Each Subsidiary Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company or any Subsidiary Guarantor in the payment of any amounts due under the Notes, this Agreement, any other Financing Document or any other instrument referred to therein or herein, and of any of the matters referred to in Section 15.2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against any Subsidiary Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Subsidiary Guarantor with respect to any Note, notice to the Company or to any Subsidiary Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company or any Subsidiary Guarantor, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in this Agreement, the Notes or any other Financing Document, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of any Subsidiary Guarantor or otherwise operate as a discharge of any Subsidiary Guarantor or in any manner lessen the obligations of any Subsidiary Guarantor hereunder.

Section 15.4 Obligations Unimpaired.

(a) The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, any Subsidiary Guarantor or any other Person or to pursue any other remedy available to the holders.

(b) If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Subsidiary Guarantor or any other guarantor of a case or proceeding under a Debtor Relief Law, each Subsidiary Guarantor agrees that, for purposes of this Section 15 and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of Section 12, and the Subsidiary Guarantors shall forthwith pay such accelerated Guaranteed Obligations.

Section 15.5 Subrogation and Subordination.

(a) No Subsidiary Guarantor will exercise any rights which it may have acquired by way of subrogation under this Section 15, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Section 15 unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b) Each Subsidiary Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 15.5, to the indefeasible payment in full in cash of all of the

Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by a Subsidiary Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without otherwise reducing or affecting in any manner the liability of any Subsidiary Guarantor under this Section 15.

(c) Subject to the terms of Section 15.12, if any amount or other payment is made to or accepted by any Subsidiary Guarantor in violation of either of the preceding clauses (a) and (b) of this Section 15.5, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Subsidiary Guarantor under this Section 15.

(d) Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that its agreements set forth in this Section 15 are knowingly made in contemplation of such benefits.

Section 15.6 Information Regarding the Company. Each Subsidiary Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. No holder shall have any duty or responsibility to provide any Subsidiary Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders. Each Subsidiary Guarantor has granted the Unconditional Guarantee without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 15.7 Reinstatement of Guarantee. The Unconditional Guarantee under this Section 15 shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, any other Obligor or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company, any other Obligor or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 15.8 Subrogation and Contribution Rights. Notwithstanding anything in this Section 15 to the contrary, to the fullest extent permitted by applicable law, each Subsidiary Guarantor acknowledges and agrees that with respect to each of the Subsidiary Guarantors’ relative liability under the Unconditional Guarantee, each Subsidiary Guarantor possesses, and has not waived, corresponding rights of contribution, subrogation, indemnity, and reimbursement relative to the other Subsidiary Guarantors in accordance with, and as further set forth in, Section 15.12.

Section 15.9 Term of Guarantee. The Unconditional Guarantee and all guarantees, covenants and agreements of each Subsidiary Guarantor contained in this Section 15 shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations under the Financing Documents shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 15.7.

Section 15.10 Release of Subsidiary Guarantors. Anything in this Agreement or the other Financing Documents to the contrary notwithstanding, any Subsidiary Guarantor which ceases for any reason to be a guarantor or other obligor in respect of the obligations under the Bank Loan Documents shall, simultaneously therewith, be automatically deemed released from the Unconditional Guarantee and all its guarantees, covenants and agreements as a Subsidiary Guarantor, provided that, (a) after giving effect to such release, no Default or Event of Default shall have occurred and be continuing, (b) no amount then shall be due and payable with respect to the Guaranteed Obligations and (c) the Company shall have paid to the holders of Notes pro rata compensation or consideration, or provided equal credit support, to any compensation or consideration paid to the Bank Lenders, or credit support (if any) provided to the Bank Lenders, under the Bank Credit Agreement in connection with the termination of such Subsidiary Guarantor’s guaranty under the Bank Loan Documents.

Section 15.11 Savings Clause. Anything contained in this Agreement or the other Financing Documents to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (a) in respect of intercompany indebtedness to the Company or an Affiliate of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (b) under any guaranty of senior Unsecured Debt or Indebtedness subordinated in right of payment to the Guaranteed Obligations which guaranty contains a limitation as to maximum amount similar to that set forth in this Section, pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement or similar rights of such Subsidiary Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Subsidiary Guarantor and of Affiliates of the Company of obligations arising under guaranties by such parties

Section 15.12 Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Unconditional Guarantee, the right of contribution of each Subsidiary Guarantor against each other Subsidiary Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Subsidiary Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Unconditional Guarantee. At any time that a Relevant Payment is made by a Subsidiary Guarantor that results in the aggregate payments made by such Subsidiary Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Subsidiary Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Subsidiary Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Subsidiary Guarantor shall have a right of contribution against each other Subsidiary Guarantor who either has not made any payments or has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Subsidiary Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Subsidiary Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Subsidiary Guarantor and the denominator of which is the Aggregate Excess Amount of all Subsidiary Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Subsidiary Guarantor. A Subsidiary Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of each computation; provided, that no Subsidiary Guarantor may take any action to enforce such right until after all Guaranteed Obligations and any other amounts payable under this Unconditional Guarantee are paid in full in immediately available funds, it being expressly recognized and agreed by all parties hereto that any Subsidiary Guarantor’s right of contribution arising pursuant to this Section 15.12 against any other Subsidiary Guarantor shall be expressly junior and subordinate to such other Subsidiary Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Unconditional Guarantee. As used in this Section 15.12, (i) each Subsidiary Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Subsidiary Guarantor by (y) the aggregate Adjusted Net Worth of all Subsidiary Guarantors; (ii) the “Adjusted Net Worth” of each Subsidiary Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Subsidiary Guarantor and (y) zero; and (iii) the “Net Worth” of each Subsidiary Guarantor shall mean the amount by which the fair saleable value of such Subsidiary Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Unconditional Guarantee) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 15.12, each Subsidiary Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Subsidiary Guarantor in respect of such payment until after all Guaranteed Obligations and any other amounts payable under this Unconditional Guarantee are paid in full in immediately available funds. Each of the Subsidiary Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.

SECTION 16. EXPENSES, ETC.

Section 16.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with the preparation and administration of this Agreement, and the other Financing Documents or any amendments, waivers or consents under or in respect of this Agreement or any other Financing Document (whether or not such amendment, waiver or consent becomes effective) within 15 Business Days after the Company’s receipt of any invoice therefor, including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any other Financing Document, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Financing Document, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the other Financing Documents, (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000, and (d) the costs of any environmental reports or reviews commissioned by the Required Holders as permitted hereunder. In the event that any such invoice is not paid within 15 Business Days after the Company’s receipt thereof, interest on the amount of such invoice shall be due and payable at the Default Rate commencing with the 16th Business Day after the Company’s receipt thereof until such invoice has been paid. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) in connection with the purchase of the Notes and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 16.2 Survival. The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Document, and the termination of this Agreement.

SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to any Financing Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Financing Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18. AMENDMENT AND WAIVER.

Section 18.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b) no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 18.1(d)), 11(a), 11(b), 12, 18 or 20;

(c) Intentionally Omitted; and

(d) Section 8.6 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders.

Section 18.2 Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of any other Financing Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or any other Financing Document to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any other Financing Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 or any other Financing Document by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company (either pursuant to a waiver under Section 18.1(d) or subsequent to Section 8.6 having been amended pursuant to Section 18.1(d)) in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 18.3 Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 18 or any other Financing Document applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or any other Financing Document shall operate as a waiver of any rights of any holder of such Note.

Section 18.4 Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under any Financing Document, or have directed the taking of any action provided thereunder to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 19. NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to Getty Realty Corp., Two Jericho Plaza, Suite 110, Jericho, New York 11753, Attention of Chief Financial Officer (Telecopy No. (516) 478-5493 with copies to: (x) Getty Realty Corp., Two Jericho Plaza, Suite 110, Jericho, New York 11753, Attention Chief Legal Officer (Telecopy No. (516) 478-5490 and (y) DLA Piper LLP (US), 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601, Attention: James M. Phipps, Esq. (Telecopy No. (312) 251-5735), or at such other address as the Company shall have specified to the holder of each Note in writing; provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Company.

Notices under this Section 19 will be deemed given only when actually received.

SECTION 20. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21. CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to the Financing Documents that is proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this

Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (x) to effect compliance with any law, rule, regulation or order applicable to such Purchaser; (y) in connection with any subpoena or other legal process; provided, however, that in the event a Purchaser or holder of any Note receives a subpoena or other legal process to disclose Confidential Information to any party, such Purchaser or holder shall, if legally permitted, notify the Company thereof as soon as possible after such Purchaser or holder has determined that it will respond to such subpoena or legal process so that the Company may seek a protective order or other appropriate remedy; provided further, however, that notwithstanding the foregoing, no such Purchaser or holder shall be subject to any liability for responding to such subpoena or legal process regardless of whether the Company shall have been able to obtain such a protective order or avail itself of such other appropriate remedy; or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Financing Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 21.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to any Financing Document, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 21 shall supersede any such other confidentiality undertaking.

SECTION 22. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such

Substitute Purchaser in lieu of such original Purchaser. Notwithstanding the foregoing, no such substitution shall release such original Purchaser from its obligations hereunder until the Company’s receipt in full of the purchase price for the Notes. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23. INDEMNITY; DAMAGE WAIVER.

(a) The Company and each Subsidiary Guarantor shall indemnify each Purchaser, each holder from time to time of a Note, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of:

(i) the execution or delivery of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby;

(ii) any Note or the use of the proceeds therefrom;

(iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries; or

(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, gross negligence or willful misconduct of such Indemnitee. In addition, the indemnification set forth in this Section 23 in favor of any Related Party shall be solely in their respective capacities as a director, officer, agent or employee, as the case may be.

(b) To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Note or the use of the proceeds thereof.

SECTION 24. MISCELLANEOUS.

Section 24.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 24.2 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP; provided that, if the Company notifies the Required Holders that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Holders notify the Company that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 –Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Notwithstanding anything in this Agreement to the contrary, if at any time any change in GAAP (including the adoption of the International Financial Reporting Standards (IFRS)) would affect the computation of any financial ratio or requirement set forth in any Financing Document, and either the Company or the Required Holders shall so request, the Company and the holders of the Notes shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Company shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

Section 24.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24.4 Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

As used in this Amended and Restated Note Purchase and Guarantee Agreement and in the Notes, the term “this Agreement” and references thereto shall mean this Amended and Restated Note Purchase and Guarantee Agreement (including, without limitation, all Annexes, Schedules and Exhibits attached hereto) as it may from time to time be amended, restated, supplemented, modified or otherwise changed.

Section 24.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 24.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Section 24.7 Jurisdiction and Process; Waiver of Jury Trial.

(a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in this Section 24.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 24.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Obligors.

Very truly yours,

GETTY REALTY CORP.

By:	/s/ David B. Driscoll
Name: David B. Driscoll
Title: President & Chief Executive Officer

GETTY PROPERTIES CORP.
GETTY TM CORP.
AOC TRANSPORT, INC.
GETTYMART INC.
LEEMILT’S PETROLEUM, INC.
SLATTERY GROUP INC.
GETTY HI INDEMNITY, INC.
GETTY LEASING, INC.
GTY MD LEASING, INC.
GTY NY LEASING, INC.
GTY MA/NH LEASING, INC.
GTY-CPG (VA/DC) LEASING, INC.
GTY-CPG (QNS/BX) LEASING, INC.

By:	/s/ David B. Driscoll
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

POWER TEST REALTY COMPANY
LIMITED PARTNERSHIP

By:	GETTY PROPERTIES CORP., its General Partner

By:	/s/ David B. Driscoll
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

GTY-PACIFIC LEASING, LLC

By:	GETTY PROPERTIES CORP., its sole member

By:	/s/ David B. Driscoll
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Tannis Fussell
Name: Tannis Fussell
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: Prudential Investment Management, Inc., as investment manager

By:	/s/ Tannis Fussell
Name: Tannis Fussell
Title: Vice President

2

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Tannis Fussell
Title: Vice President
Name: Tannis Fussell

PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY

By: Prudential Investment Management, Inc., as investment manager

	By:	/s/ Tannis Fussell
Title: Vice President
Name: Tannis Fussell

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Tannis Fussell
Title: Assistant Vice President
Name: Tannis Fussell

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:	/s/ Tannis Fussell
Title: Assistant Vice President
Name: Tannis Fussell

PRUDENTIAL ARIZONA REINSURANCE TERM COMPANY

By: Prudential Investment Management, Inc., as investment manager

	By:	/s/ Tannis Fussell
Title: Vice President
Name: Tannis Fussell

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: Prudential Investment Management, Inc., as investment manager

	By:	/s/ Tannis Fussell
Title: Vice President
Name: Tannis Fussell

PRUDENTIAL UNIVERSAL REINSURANCE COMPANY

By: Prudential Investment Management, Inc., as investment manager

	By:	/s/ Tannis Fussell
Title: Vice President
Name: Tannis Fussell

3

PRUDENTIAL RETIREMENT GUARANTEED COST BUSINESS TRUST

By: Prudential Investment Management, Inc., as investment manager

By:	/s/ Tannis Fussell
Title: Vice President
Name: Tannis Fussell

4

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

[***]1

2.	[***] Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Schedule A-1

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquisition” means the purchase from Pacific Convenience and Fuel and lease to Apro, LLC of up to 77 Real Property locations for approximately $214,500,000.

“Acquisition Date” means the date on which the Acquisition is consummated.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Bank Agent” means Bank of America, N.A., in its capacity as administrative agent for the Bank Lenders under the Bank Credit Agreement, and its successors and assigns in such capacity.

“Bank Amendment” has the meaning set forth in Section 10.14.

“Bank Credit Agreement” means the Credit Agreement, dated as of the date hereof, among the Company, the Bank Agent and the lenders from time to time party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

Schedule B-1

“Bank Lenders” means the lenders from time to time party to the Bank Credit Agreement.

“Bank Loan Documents” means, collectively, the Bank Credit Agreement and all other Loan Documents (as defined in the Bank Credit Agreement).

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Cap Rate” means eight percent (8%).

“Capitalized Lease” means a lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP as in effect on the Closing Date.

“Cash and Cash Equivalents” means on any date, the sum of: (a) the aggregate amount of cash then held by the Company or any of its Subsidiaries (as set forth on the Company’s balance sheet for the then most recently ended fiscal quarter), plus (b) the aggregate amount of Cash Equivalents (valued at fair market value) then held by the Company or any of its Subsidiaries, plus (c) the aggregate amount of cash or Cash Equivalents in restricted 1031 accounts under the exclusive control of the Company.

“Cash Equivalents” means short-term investments in liquid accounts, such as money-market funds, bankers acceptances, certificates of deposit and commercial paper.

“Change in Control” is defined in Section 8.7(h).

“Change in Control Prepayment Amount” means, with respect to any Note at any date of determination (a) prior to the first anniversary of the Closing Date, an amount equal to 2% of the outstanding principal amount of such Note on such date and (b) on or after the first anniversary of the Closing Date, the Make Whole Amount with respect to such Note determined as of such date.

“CDEC Loan Documents” means any agreements, instruments. and documents heretofore, now or hereafter evidencing, securing, guaranteeing, or otherwise relating to the loan to be made by the Company to Chicago Deferred Exchange Company on the Acquisition Date, in an original principal amount not to exceed $15,500,000, in connection with the conveyance of certain Real Property locations that are part of the Acquisition to one or more Wholly-Owned Subsidiaries of CDEC that will act as the Company’s 1031 exchange accommodation titleholder.

“Change in Control Prepayment Date” is defined in Section 8.7(c).

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

Schedule B-2

“Closing Date” is defined in Section 4.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the introductory paragraph of this Agreement.

“Confidential Information” is defined in Section 21.

“Consolidated EBITDA” means an amount determined in accordance with GAAP equal to: (x) (A) the Consolidated Net Income of the Company for the most recently ended fiscal quarter, adjusted for straight-line rents and net amortization of above-market and below-market leases, deferred financing leases and deferred leasing incentives, plus income taxes, Consolidated Interest Expense, depreciation and amortization, and calculated exclusive of any rent or other revenue that has been earned by the Company or its Subsidiaries during such fiscal quarter but not yet actually paid to the Company or its Subsidiaries unless otherwise set off from net income, plus (B) the sum of the following (without duplication and to the extent reflected as a charge or deduction in the statement of such Consolidated Net Income for such period) (i) one-time cash charges incurred during such fiscal quarter with respect to continued compliance by the Company with the terms and conditions of the Financing Documents and Bank Loan Documents, including, without limitation, legal fees, (ii) non-cash impairments taken during such fiscal quarter, (iii) extraordinary and unusual bad-debt expenses incurred in such quarter, (iv) any costs incurred in such quarter in connection with the acquisition or disposition of Properties, (v) non-cash allowances for deferred rent and deferred mortgage receivables incurred in such quarter, (vi) losses on sales of operating real estate and marketable securities incurred during such fiscal quarter and (vii) any other extraordinary, non-recurring, expenses recorded during such fiscal quarter, including any settlements in connection with litigation and reserves recorded for environmental litigation, in each case, determined in accordance with GAAP, less (C) the sum of the following (without duplication and to the extent reflected as income in the statement of such Consolidated Net Income for such period) (i) extraordinary and unusual bad debt reversals recorded in such fiscal quarter (ii) gains on sales of operating real estate and marketable securities incurred during such fiscal quarter and (iii) any other extraordinary, non-recurring, cash income recorded during such fiscal quarter, in each case, determined in accordance with GAAP, multiplied by (y) four (4). Consolidated EBITDA will be calculated on a pro forma basis to take into account the impact of any Property acquisitions and/or dispositions made by the Company or its Subsidiaries during the most recently ended fiscal quarter, as well as any long-term leases signed during such fiscal quarter, as if such acquisitions, dispositions and/or lease signings occurred on the first day of such fiscal quarter.

“Consolidated EBITDAR” means for any Person, the sum of (i) Consolidated EBITDA plus (ii) (x) rent expenses exclusive of non-cash rental expense adjustments for the most recently ended fiscal quarter of the Company, (y) multiplied by four (4).

“Consolidated Group” means the Obligors and their consolidated Subsidiaries, as determined in accordance with GAAP.

Schedule B-3

“Consolidated Interest Expense” means, for any period, without duplication, the sum of (i) total interest expense of the Company and its consolidated Subsidiaries determined in accordance with GAAP (including for the avoidance of doubt interest attributable to Capitalized Leases) and (ii) the Consolidated Group’s Ownership Share of the Interest Expense of Unconsolidated Affiliates.

“Consolidated Net Income” means, with respect to any Person for any period and without duplication, the sum of (i) the consolidated net income (or loss) of such Person and its Subsidiaries, determined in accordance with GAAP and (ii) the Consolidated Group’s Ownership Share of the net income (or loss) attributable to Unconsolidated Affiliates.

“Consolidated Secured Indebtedness” means, at any time, the portion of Consolidated Total Indebtedness that is Secured Indebtedness.

“Consolidated Secured Recourse Indebtedness” means, at any time, the portion of Consolidated Secured Indebtedness that is not Non-Recourse Indebtedness.

“Consolidated Total Indebtedness” means, as of any date of determination, the then aggregate outstanding amount of all Indebtedness of the Company and its Subsidiaries on a consolidated basis.

“Consolidated Unsecured Indebtedness” means, at any time, the portion of Consolidated Total Indebtedness that is Unsecured Debt.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Event” is defined in Section 8.7.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.

“CPD” means CPD NY Energy Corp, a New York corporation.

“CPD Collateral” has the meaning specified in the definition of “CPD Note.”

“CPD Note” means the Promissory Note dated January 13, 2011, in the original principal amount of $18,400,000, made by CPD to the order of Getty NY, as amended by that certain Loan Modification Agreement, dated as of January 24, 2014, which promissory note on the Closing Date will (i) require monthly payment of cash interest at a contractual rate of not less than 9.5% per annum, (ii) have a stated maturity date of January 13, 2021, (iii) have an

Schedule B-4

outstanding balance of not more than $14,720,000, and (iv) be secured by mortgages and/or deeds of trust providing for perfected, first priority liens granted by CPD in favor of Getty NY on the following parcels of Real Properties (collectively, the “CPD Collateral”):

Fee Properties -	Site 11519
3 N. Chestnut St.
New Paltz, NY

Site 15015
660 RT 9W
Highland, NY

Leasehold Properties -	Site 11665
2469 Route 9
Fishkill, NY

Site 13101
377 Route 306
Monsey, NY

Site 19200
3480 North Road
Poughkeepsie, NY

“CPD Note Amount” means, at any time, an amount equal to fifty five percent (55%) of the CPD Principal Balance at such time; provided, that the CPD Note Amount shall automatically and permanently be reduced to zero upon the occurrence of any CPD Note Event.

“CPD Note Event” any of the following shall constitute a CPD Note Event:

(a) any amendment, waiver or other modification of the CPD Note that has the effect of (i) reducing the cash rate of interest payable thereunder, (ii) postponing or extending any date set forth in the CPD Note required for any payment of principal, interest, fees or other amounts payable to Getty NY under the CPD Note or (iii) reducing the principal of, or the rate of cash interest payable on, the CPD Note;

(b) an event of default under the CPD Note or any related loan or collateral document resulting from a failure by CPD to make timely payment of principal, interest, fees or other amounts required to be paid thereunder;

(c) the lien in favor of Getty NY in all or any portion of the CPD Collateral no longer constitutes a perfected, first priority lien thereon securing the CPD Note;

(d) CPD becomes subject to any proceedings under Debtor Relief Laws;

(e) CPD assigns, or is released from, all or any portion of its obligations under the CPD Note or any of the related loan and collateral documents;

Schedule B-5

(f) Getty NY assigns, participates or otherwise transfers all or any portion of its interest in and under the CPD Note or any of the related loan and collateral documents, or otherwise fails to be the sole payee under the CPD Note or the sole secured party with respect to the CPD Collateral;

(g) Getty NY’s interest in the CPD Note or the CPD Collateral is subject to any Lien or any restriction on the ability of Getty NY to transfer or encumber same, or income therefrom or proceeds thereof (other than Permitted Property Encumbrances);

(h) any Person other than Getty NY has a Lien on any CPD Collateral other than (i) Liens that are being contested by Getty NY or CPD in good faith and by appropriate actions or proceedings diligently conducted (which actions or proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and for which adequate reserves with respect thereto are maintained on the books of Getty NY in accordance with GAAP and (ii) a Lien that is removed on or prior to the date that is the earlier of (i) thirty (30) days after the date that such Lien arises, and (ii) the date on which any CPD Collateral or Getty NY or CPD’s interest therein is subject to risk of sale, forfeiture, termination, cancellation or loss;

(i) Getty NY’s interest in the CPD Note is subordinated to any obligation of CPD in favor of any other Person; or

(j) Getty NY shall cease to be a Subsidiary Guarantor, or shall repudiate its obligations hereunder.

“CPD Principal Balance” means, at any time, the book value of the CPD Note at such time determined in accordance with GAAP (including, for the avoidance of doubt, any adjustments to the value of the CPD Note required under GAAP by virtue of an impairment thereof).

“Customary Non-Recourse Carve-Outs” means, with respect to any Non-Recourse Indebtedness, exclusions from the exculpation provisions with respect to such Non-Recourse Indebtedness for fraud, misrepresentation, misapplication of funds, waste, environmental claims, voluntary bankruptcy, collusive involuntary bankruptcy, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Schedule B-6

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease (other than a lease entered into in the ordinary course of business) or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disclosure Documents” is defined in Section 5.3.

“Dollar” and “$” mean lawful money of the United States.

“Electronic Delivery” is defined in Section 7.1(a).

“Eligible Designated Lease” has the meaning specified in the definition of “Eligible DL Criteria”.

“Eligible DL Criteria” in order for any ground lease with respect to a Real Property location identified on the Closing Date in Schedule C-2 to be included as an Eligible Designated Lease it must meet and continue to satisfy at all times each of the following criteria (each such ground lease that meets such criteria being referred to as an “Eligible Designated Lease”):

(a) the Company or a Wholly-Owned Subsidiary of the Company is the lessee;

(b) a Wholly-Owned Subsidiary of Chicago Deferred Exchange Company is the lessor;

(c) no default or event of default has occurred or with the passage of time or the giving of notice would occur under such ground lease

(d) no default or event of default has occurred or with the passage of time or the giving of notice would occur under or in connection with any of the CDEC Loan Documents; and

(e) no ground lessor has the unilateral right to terminate such ground lease prior to expiration of the stated term of such ground lease absent the occurrence of any casualty, condemnation or default by the Company or any of its Subsidiaries thereunder.

“Eligible Ground Lease” means (i) an Eligible Ground Lease (New), (ii) an Eligible Ground Lease (Legacy), or (iii) solely for the period commencing on the Acquisition Date and ending on the earlier of (x) the first anniversary of the Closing Date and (y) the 185th day following the Acquisition Date. an Eligible Designated Lease.

Schedule B-7

“Eligible Ground Lease (Legacy)” means, as to any Property, a ground lease:

(a) that is specifically identified on the Closing Date in Schedule C-1;

(b) that has the Company or a Wholly-Owned Subsidiary of the Company as lessee;

(c) as to which no default or event of default has occurred or with the passage of time or the giving of notice would occur;

(d) under which no ground lessor has the unilateral right to terminate such ground lease prior to expiration of the stated term of such ground lease absent the occurrence of any casualty, condemnation or default by the Company or any of its Subsidiaries thereunder; and

(e) that has a remaining term of at least one year at all times.

“Eligible Ground Lease (New)” means, as to any Property, a ground lease:

(a) that has the Company or a Wholly-Owned Subsidiary of the Company as lessee;

(b) as to which no default or event of default has occurred or with the passage of time or the giving of notice would occur;

(c) that has a remaining term (inclusive of any unexercised extension options) of twenty five (25) years or more from the date such Property is included as an Unencumbered Eligible Property;

(d) that provides the right of the lessee to mortgage and encumber its interest in such Property without the consent of the lessor;

(e) that includes an obligation of the lessor to give the holder of any mortgage lien on such Property written notice of any defaults on the part of the lessee and an agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure and fails to do so;

(f) that includes provisions that permit transfer of the lessee’s interest under such lease on reasonable terms, including the ability to sublease; and

(g) that includes such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

Schedule B-8

“Environmental Expenses” means, (a) for any four fiscal quarter period, an amount equal to the sum of (i) the aggregate amount of cash expenditures made by members of the Consolidated Group during such period in respect of costs incurred to remediate environmental issues with respect to Properties (net of the aggregate amount of cash received by members of the Consolidated Group during such period from any available State environmental funds in respect of any such environmental issues) and (ii) the aggregate amount of fees and expenses paid by members of the Consolidated Group during such period to legal and other professional advisors engaged to represent or otherwise advise one or more members of the Consolidated Group in connection with (A) litigations or proceedings (whether judicial, administrative or other) concerning environmental issues with respect to Properties and (B) investigations, audits and similar inquiries of any Governmental Authority with respect to Properties and (b) for any one fiscal quarter period, an amount equal to the amount determined in accordance with the preceding immediately clause (a) for the four fiscal quarter period ending on the last day of such one fiscal quarter period, divided by four (4).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any Subsidiary Guarantor or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

Schedule B-9

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Excluded Subsidiary” means any Subsidiary of the Company that:

(a) does not own or ground lease all or any portion of any Unencumbered Eligible Property,

(b) does not, directly or indirectly, own all or any portion of the Equity Interests of any Subsidiary of the Company that owns an Unencumbered Eligible Property, and

(c) either is:

(i) not a Wholly-Owned Subsidiary of the Company, or

(i) a borrower or guarantor of Secured Indebtedness owed to a non-affiliate (or a direct or indirect parent of such borrower or guarantor (other than the Company)), and the terms of such Secured Indebtedness prohibit such Subsidiary from becoming a Subsidiary Guarantor.

Notwithstanding anything to the contrary contained herein, (x) no Subsidiary that is, or is required to become, a “Guarantor” under and pursuant to the terms of any Bank Loan Document or is a borrower or other obligor under any Bank Loan Document, shall be an Excluded Subsidiary hereunder, and (y) subject to the preceding clause (x), any Subsidiary that does not

Schedule B-10

own any assets on the Closing Date will be deemed to be an Excluded Subsidiary until the date on which such Subsidiary acquires any assets, at which time such Subsidiary will automatically cease to be an Excluded Subsidiary unless such Subsidiary otherwise meets the requirements (a), (b) and (c) above.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Financing Documents” means this Agreement, the Notes, and each other agreement executed and delivered to or for the benefit of the holders of Notes in connection with the transactions contemplated hereby, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAR (less any cash payments made in respect of Environmental Expenses made during the then most recently ended period of four fiscal quarters to the extent not already deducted in the calculation of Consolidated EBITDAR) (exclusive of non-cash GAAP adjustments related to Environmental Expenses) as of the end of the most recently ended fiscal quarter, to (b) the sum of all interest incurred (accrued, paid or capitalized and determined based upon the actual interest rate), plus regularly scheduled principal payments paid with respect to Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness), plus rent expenses (exclusive of non-cash rental expense adjustments), plus dividends on preferred stock or preferred minority interest distributions, with respect to this clause (b), all calculated with respect to the then most recently ended fiscal quarter and multiplied by four (4), and, with respect to both clauses (a) and (b), all determined on a consolidated basis in accordance with GAAP.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Fraudulent Transfer Laws” is defined in Section 15.11.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Funds From Operations” means, with respect to any period and without double counting, an amount equal to the Consolidated Net Income of the Company and its Subsidiaries for such period, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided that “Funds From Operations” shall exclude impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges as evidenced by a certification of a Responsible Officer of the Company containing calculations in reasonable detail satisfactory to the Required Holders. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect “Funds From Operations” on the same basis. In addition, “Funds from Operations” shall be adjusted to remove any impact of the expensing of acquisition costs pursuant to FAS 141 (revised), as issued by the Financial Accounting Standards Board in December of 2007, and effective January 1, 2009, including, without limitation, (i) the addition

Schedule B-11

to Consolidated Net Income of costs and expenses related to ongoing consummated acquisition transactions during such period; and (ii) the subtraction from Consolidated Net Income of costs and expenses related to acquisition transactions terminated during such period.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Getty NY” means GTY NY Leasing, Inc., a Delaware corporation.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, or anyone else acting in an official capacity.

“Guaranteed Obligations” is defined in Section 15.1.

“Guarantee” means, as to any Person, (without duplication with respect to such Person) (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. Customary Non-Recourse Carve-Outs shall not, in and of themselves, be considered to be a Guarantee unless demand has been made for the payment or performance of such Customary Non-Recourse Carve-Outs.

Schedule B-12

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 18.2 and 19 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Incorporated Provision” means a term or condition with respect to Indebtedness incorporated herein under Section 9.10.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are not past due for more than 60 days);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) Capitalized Leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (valued, in the case of a redeemable preferred Equity Interest, at its voluntary or involuntary liquidation preference plus accrued and unpaid dividends);

Schedule B-13

(h) all Off-Balance Sheet Arrangements of such Person; and

(i) all Guarantees of such Person in respect of any of the foregoing, excluding guarantees of Non-Recourse Indebtedness for which recourse is limited to liability for Customary Non-Recourse Carve-Outs.

For all purposes hereof, (i) Indebtedness shall include the Consolidated Group’s Ownership Share of the foregoing items and components attributable to Indebtedness of Unconsolidated Affiliates and (ii) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnitee” is defined in Section 23(a).

“Indirect Owner” has the meaning specified in the definition of “Unencumbered Property Criteria”.

“INHAM Exemption” is defined in Section 6.2(e).

“Initial Subsidiary Guarantors” is defined in the introductory paragraph of this Agreement.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any Pension Plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, excluding lease intangibles but including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Expense” means, for any period with respect to any Person, without duplication, total interest expense of such Person and its consolidated Subsidiaries determined in accordance with GAAP (including for the avoidance of doubt interest attributable to Capitalized Leases).

Schedule B-14

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (d) the purchase, acquisition or other investment in any Real Property or real property-related assets (including, without limitation, mortgage loans and other real estate-related debt investments, investments in land holdings, and costs to construct Real Property assets under development). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuance Fee” shall mean a fee in the amount of 0.10% of the aggregate principal amount of the Series B Notes.

“Joinder” means a joinder agreement substantially in the form of Exhibit A attached hereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lease” means a lease, sublease and/or occupancy or similar agreement under which the Company or any Subsidiary is the landlord (or sub-landlord) or lessor (or sub-lessor) the terms of which provide for a Person that is not an Affiliate of the Company to occupy or use any Real Property, or any part thereof, whether now or hereafter executed and all amendments, modifications or supplements thereto.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, negative pledge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing), and in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Make-Whole Amount” is defined in Section 8.8.

Schedule B-15

“Management Fees” means, with respect to each Property for any period, an amount equal to two percent (2.0%) per annum on the aggregate rent (including base rent and percentage rent) due and payable under leases with respect to such Property.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material adverse effect on the rights and remedies of any holder of Notes under any Financing Document, or of the ability of the Obligors taken as a whole to perform their obligations under any Financing Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Financing Document to which it is a party.

“Material Property Event” means the occurrence of any event or circumstance that would reasonably be expected to result in a material adverse effect with respect to the use, operations or marketability of an Unencumbered Eligible Property.

“Maturity Date” is defined in the first paragraph of each Note.

“Minimum Lease Term Requirement” means at any time, that the then average weighted remaining term of all Leases pertaining to Unencumbered Eligible Properties, excluding extension options, is at least (i) prior to the first anniversary of the Closing Date, seven (7) years, (ii) beginning on the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, six (6) years, and (iii) thereafter, five (5) years. For purposes of the foregoing, the remaining term of a Lease pertaining to an Unencumbered Eligible Property shall be weighted based on the rent (including base rent and percentage rent) due and payable thereunder relative to the rent (including base rent and percentage rent) of all Leases pertaining to Unencumbered Eligible Properties.

“Minimum Property Condition” means, at any time, the aggregate Unencumbered Asset Value of all Unencumbered Eligible Properties is at least $200,000,000.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

Schedule B-16

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Bank Loan Document or any Financing Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“Net Aggregate Debt” means, (a) the aggregate amount of Indebtedness outstanding under the Financing Documents and the Bank Loan Documents, plus (b) all other Indebtedness incurred by the Company and its Subsidiaries, including, without limitation, Indebtedness arising under Capitalized Leases less (c) Unrestricted Cash and Cash Equivalents held by the Company (as set forth on the Company’s balance sheet for the most recently ended fiscal quarter), but expressly excluding any funds held by the Company or its Subsidiaries in 1031 exchange intermediary accounts, not to exceed $25,000,000 in the aggregate for all such Unrestricted Cash and Cash Equivalents.

“Net Debt to EBITDA Ratio” means, as of any date of determination, the ratio of Net Aggregate Debt to Consolidated EBITDA, as of the end of the most recently ended fiscal quarter

“NOI” means, with respect to any Property for any period, property rental and other income derived from the operation of such Property from Qualified Tenants paying rent as determined in accordance with GAAP, minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Property for such period, including, without limitation, Management Fees, Environmental Expenses and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding (a) any general and administrative expenses related to the operation of the Company and its Subsidiaries, (b) any interest expense or other debt service charges and (c) any non-cash charges such as depreciation or amortization of financing costs.

“Non-Recourse Indebtedness” means, with respect to a Person, (a) any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Non-Recourse Carve-Outs, (b) if such Person is a Single Asset Entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a Single Asset Holding Company, any Indebtedness of such Single Asset Holding Company resulting from a Guarantee of, or Lien securing, Indebtedness of a Single Asset Entity that is a Subsidiary of such Single Asset Holding Company, so long as, in each case, either (i) the holder of such Indebtedness may not look to such Single Asset Holding Company personally for repayment, other than to the Equity Interests held by such Single Asset Holding Company in such Single Asset Entity or pursuant to Customary Non-Recourse Carve-Outs or (ii) such Single Asset Holding Company has no assets other than Equity Interests in such Single Asset Entity and cash or Cash Equivalents and other assets of nominal value incidental to the ownership of such Single Asset Entity.

“Notes” is defined in Section 1.

“Obligors” means collectively, the Company and the Subsidiary Guarantors.

“OFAC” is defined in Section 5.16(a).

Schedule B-17

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Off-Balance Sheet Arrangement” means liabilities and obligations of a Person on a non-consolidated basis in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) including such liabilities and obligations which such Person would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the its report on Form 10 Q or Form 10 K (or their equivalents) if such Person were required to file the same with the Securities and Exchange Commission (or any Governmental Authority substituted therefor):

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly-Owned Subsidiary thereof) or any Unconsolidated Affiliate of a Person, such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Pari Passu Obligations” means Unsecured Debt (exclusive of the Notes, this Agreement and any Subsidiary Guarantee) of the Company or any Subsidiary Guarantor owing to a Person that is not the Company or an Affiliate thereof.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor entity performing similar functions.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

Schedule B-18

“Permitted Businesses” means owning, the business of leasing and operating gasoline station or convenience store properties and related petroleum distribution terminals, and other retail real properties, business activities reasonably related to the foregoing (including the creation or acquisition of any interest in any Subsidiary (or entity that following such creation or acquisition would be a Subsidiary) for the purpose of conducting the foregoing activities) and any other single-tenant net lease business, in each case that are permitted for real estate investment trusts under the Code.

“Permitted Equity Encumbrances” means Liens for taxes, assessments or governmental charges which are (a) immaterial to the Company and its Subsidiaries, taken as a whole, (b) not overdue for a period of more than thirty (30) days or (c) being contested in good faith and by appropriate actions or proceedings diligently conducted (which actions or proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP.

“Permitted Investments” means, subject to the limitation set forth in Section 10.6 hereof:

(a) Investments held by the Company or its Subsidiaries in the form of cash or Cash Equivalents;

(b) Investments made in Obligors and their Subsidiaries subject to the limitations on Investments described in clauses (d) through (j) of this definition;

(c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or lessees to the extent reasonably necessary in order to prevent or limit loss;

(d) Investments consisting of purchase money mortgages or other financing provided to Persons in connection with the sale of a Property; provided that the aggregate amount of Investments made pursuant to this clause (d) (i) does not exceed 10% of the Total Asset Value at any time and (ii) taken together with the aggregate amount of Investments made pursuant to clauses (e) through (j) of this definition (without duplication), does not exceed 30% of the Total Asset Value at any time;

(e) Investments (whether originated or acquired by the Company or a Subsidiary thereof) consisting of loans (excluding loans described in clause (d) of this definition) secured by mortgages or deeds of trust on one or more real properties that are described in the definition of “Permitted Businesses”; provided that the aggregate amount of Investments made pursuant to this clause (e) (i) does not exceed 15% of the Total Asset Value at any time and (ii) taken together with the aggregate amount of Investments made pursuant to clauses (d) and (f) through (j) of this definition (without duplication), does not exceed 30% of the Total Asset Value at any time;

Schedule B-19

(f) Investments in unimproved land (including through the purchase or other acquisition of all of the Equity Interests of any Person that owns unimproved land); provided that the aggregate amount of Investments made pursuant to this clause (f) (i) does not exceed 10% of the Total Asset Value at any time and (ii) taken together with the aggregate amount of Investments made pursuant to clauses (d), (e), (g), (h), (i) and (j) of this definition (without duplication), does not exceed 30% of the Total Asset Value at any time;

(g) Investments in marketable securities traded on the New York Stock Exchange (NYSE), the American Stock Exchange (AMEX) or the NASDAQ Stock Market (National Market System Issues only); provided that the aggregate amount of Investments made pursuant to this clause (g) (i) does not exceed 5% of the Total Asset Value at any time and (ii) taken together with the aggregate amount of Investments made pursuant to clauses (d), (e), (f), (h), (i) and (j) of this definition (without duplication), does not exceed 30% of the Total Asset Value at any time;

(h) Investments in any Unconsolidated Affiliates (including through the purchase or other acquisition of Equity Interests of any Unconsolidated Affiliate, but excluding Investments described in clause (g) of this definition); provided that the aggregate amount of Investments made pursuant to this clause (h) (i) does not exceed 5% of the Total Asset Value at any time and (ii) taken together with the aggregate amount of Investments made pursuant to clauses (d), (e), (f), (g), (i) and (j) of this definition (without duplication), does not exceed 30% of the Total Asset Value at any time;

(i) Investments in respect of costs to acquire, construct or develop Real Property under development (i.e. a property which is being developed for which a certificate of occupancy has not been issued); provided that the aggregate amount of Investments made pursuant to this clause (i) (i) does not exceed 10% of the Total Asset Value at any time and (ii) taken together with the aggregate amount of Investments made pursuant to clauses (d) through (h) and (j) of this definition (without duplication), does not exceed 30% of the Total Asset Value at any time;

(j) Investments in multitenant retail properties; provided that the aggregate amount of Investments made pursuant to this clause (j) (i) does not exceed 10% of the Total Asset Value at any time and (ii) taken together with the aggregate amount of Investments made pursuant to clauses (d) through (i) of this definition (without duplication), does not exceed 30% of the Total Asset Value at any time;

(k) Investments in Swap Contracts otherwise permitted under this Agreement; and

(l) other Investments in Permitted Businesses (including through the creation, purchase or other acquisition of the Equity Interests of any Subsidiary (or other Person that following such creation, purchase or other acquisition would be a Subsidiary)) subject to the limitations on Investments described in clauses (d) through (j) of this definition;

Schedule B-20

provided, that notwithstanding the foregoing, in no event shall any Investment pursuant to clauses (b) or (d) through (l) above be consummated if, (i) immediately before or immediately after giving effect thereto, a Default or Event of Default shall have occurred and be continuing or would result therefrom or (ii) the Company and its Subsidiaries would not be in compliance, on a pro forma basis, with the provisions of Section 10.1.

Determinations of whether an Investment is permitted pursuant to clauses (b), (d) through (k) or (l) above will be made after giving effect to the subject Investment and the value of any such Investment will be determined in the same manner as provided in the definition of Total Asset Value.

“Permitted Pari Passu Provisions” means provisions that are contained in documentation evidencing or governing Pari Passu Obligations which provisions are the result of (a) limitations on the ability of the Company or a Subsidiary to make Restricted Payments or transfer property to the Company or any Subsidiary Guarantor which limitations are not, taken as a whole, materially more restrictive than those contained in this Agreement, (b) limitations on the creation of any Lien on any assets of a Person that are not, taken as a whole, materially more restrictive than those contained in this Agreement or any other Financing Document or (c) any requirement that Pari Passu Obligations be secured on an “equal and ratable basis” to the extent that the Notes and this Agreement are secured.

“Permitted Property Encumbrances” means:

(a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted (which actions or proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP.

(b) easements, rights-of-way, sewers, electric lines, telegraph and telephone lines, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances affecting Real Property which (i) to the extent existing with respect to an Unencumbered Eligible Property, do not constitute a Material Property Event or (ii) to the extent existing with respect to a Property that is not an Unencumbered Eligible Property, could not reasonably be expected to have a Material Adverse Effect;

(c) mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or are being contested in good faith and by appropriate actions or proceedings diligently conducted (which actions or proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(d) any interest or right of a lessee of a Property under leases entered into in the ordinary course of business of the applicable lessor; and

(e) rights of lessors under Eligible Ground Leases.

Schedule B-21

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Prior Credit Facility”: the credit facility evidenced by that certain Credit Agreement, dated as of February 25, 2013, among the lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Property” means the properties owned by the Company and/or any of its Subsidiaries, or in which the Company or any of its Subsidiaries has a leasehold interest.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualified Tenant” means , at any time, a Tenant under a Lease of Property that meets the following criteria: (a) either such Tenant is itself in occupancy of such Property or, if such Property is occupied by subtenants of such Tenant, the Company and its Subsidiaries have no reason to believe that the failure of such subtenants to occupy such Property would reasonably be expected to result in such Tenant defaulting its monetary obligations under the Lease of such Property to which it is a party as lessee, (b) such Tenant is not subject to any proceedings under Debtor Relief Laws, (c) such Tenant is not more than one month in arrears on its rent payments due under the Lease of such Property to which it is a party as lessee, and (d) if such Tenant has one or more sub-tenants, neither the Company nor any of its Subsidiaries has actual knowledge, without inquiry or investigation, of any monetary defaults by such sub-tenant(s) under its sublease with such Tenant that would reasonably be expected to result in such Tenant defaulting its monetary obligations under the Lease of such Property to which it is a party as lessee.

Schedule B-22

“Ratable Amount” means, at any time, with respect to any Term Facility Related Prepayment Offer and the Notes held by any holder at such time, the amount equal to the aggregate principal amount of the Notes held by such holder multiplied by the percentage by which the principal amount of the term loans under the Bank Credit Agreement were reduced by the relevant prepayment under Section 2.05(c) of the Bank Credit Agreement.

“Real Property” as to any Person means all of the right, title, and interest of such Person in and to land, improvements, and fixtures.

“Recourse Indebtedness” means Indebtedness, other than Indebtedness under the Financing Documents, that is not Non-Recourse Indebtedness; provided that personal recourse for Customary Non-Recourse Carve-Outs shall not, by itself, cause such Indebtedness to be characterized as Recourse Indebtedness.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the environment, or into, from or through any building, structure or facility.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Holders” means at any time on or after the Closing, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

“SEC” means the Securities and Exchange Commission of the United States or any successor thereto.

“Secured Indebtedness” means Indebtedness of any Person that is secured by a Lien on any asset (including without limitation any Equity Interest) owned or leased by the Company, any Subsidiary thereof or any Unconsolidated Affiliate, as applicable; provided that a negative pledge shall not, in and of itself, cause any Indebtedness to be considered to be Secured Indebtedness.

Schedule B-23

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP.

“Significant Subsidiary” means, on any date of determination, each Subsidiary or group of Subsidiaries of the Company (a) whose total assets as of the last day of the then most recently ended fiscal quarter were equal to or greater than 10% of the Total Asset Value at such time, or (b) whose gross revenues were equal to or greater than 10% or more of the consolidated revenues of the Company and its Subsidiaries for the then most recently ended period of four fiscal quarters (it being understood that all such calculations shall be determined in the aggregate for all Subsidiaries of the Company subject to any of the events specified in clause (g), (h) or (i) of Section 11).

“Single Asset Entity” means a Person (other than an individual) that (a) only owns or leases a Property and/or cash or Cash Equivalents and other assets of nominal value incidental to such Person’s ownership of such Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more other Single Asset Entities and (ii) cash or Cash Equivalents and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement (such an entity, a “Single Asset Holding Company”).

“Single Asset Holding Company” has the meaning given that term in the definition of Single Asset Entity.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the

Schedule B-24

ordinary course of business. For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Source” is defined in Section 6.2.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor” means, collectively, (a) each Initial Subsidiary Guarantor, (b) each Subsidiary that is, or is required to become, a “Guarantor” under and pursuant to the terms of any Bank Loan Document and (c) each Subsidiary that from time to time becomes party hereto as a Subsidiary Guarantor pursuant to Section 9.13 hereof, and in each case under clauses (a), (b) and (c) together with their successors and permitted assigns.

“Substitute Purchaser” is defined in Section 22.

“Super-Majority Holders” means at any time on or after the Closing, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Schedule B-25

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Purchaser or any Affiliate of a Purchaser).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tangible Net Worth” means, as of any date of determination, (a) Shareholders’ Equity minus (b) the Intangible Assets of the Company and its Subsidiaries, plus (c) all accumulated depreciation and amortization of the Company and its consolidated Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” means any tenant, lessee, licensee or occupant under a Lease, including a subtenant or a subleasee.

“Term Facility Related Prepayment Date” is defined in Section 8.3(a).

“Term Facility Related Prepayment Offer” is defined in Section 8.3(a).

“Threshold Amount” means (a) with respect to Recourse Indebtedness of any Person, $30,000,000, (b) with respect to Non-Recourse Indebtedness of any Person, $75,000,000 and (c) with respect to the Swap Termination Value owed by any Person, $30,000,000.

“Total Asset Value” means, on any date of determination, the sum (without duplication) of (a) the Consolidated Group’s Ownership Share of NOI for the period of four full fiscal quarters ended on or most recently ended prior to such date (excluding the Consolidated Group’s Ownership Share of NOI for any Property not owned or leased for the entirety of such four fiscal quarter period), and divided by the Cap Rate, (b) the aggregate cash acquisition price paid to a Person that is not an Affiliate of the Company for Properties (other than unimproved land, or properties that are under construction or otherwise under development and not yet substantially complete) that has not been owned or ground leased pursuant to an Eligible Ground Lease, as of the last day of the fiscal quarter ended on or most recently ended prior to such date for a period of less than four full fiscal quarters as of such date, plus the amount of capital expenditures actually spent by the Company or a consolidated Subsidiary thereof in connection with such Properties, (c) Cash and Cash Equivalents, (d) investments in marketable securities, valued at the lower of GAAP book value or “market” as of the end of the fiscal quarter ended on or most recently ended prior to such date, (e) the aggregate GAAP book value of all unimproved land and properties that are under construction or otherwise under development and not yet

Schedule B-26

substantially complete owned or leased as of the last day of the fiscal quarter ended on or most recently ended prior to such date and (f) the aggregate GAAP book value of mortgage notes receivable as of the last day of the fiscal quarter ended on or most recently ended prior to such date. The Consolidated Group’s Ownership Share of assets held by Unconsolidated Affiliates (excluding assets of the type described in clauses (c) and (d) above) will be included in the calculation of Total Asset Value on a basis consistent with the above described treatment for wholly owned assets.

“Transactions” means the execution, delivery and performance by the Company of this Agreement, the issuance of the Notes hereunder and the guaranties by the Subsidiary Guarantors of the Indebtedness owing to the Purchasers hereunder.

“UEP Proposal Package” means, at any date, with respect to any proposed Unencumbered Eligible Property which is a newly acquired net lease business (other than an operating gasoline station or a convenience store), the following items, each in writing and in form reasonably satisfactory to Required Holders:

(a) a description of such Property, any Tenants occupying (and, if applicable, intended to occupy) such Property and the business(es) intended to be operated at such Property, and a summary of all material terms for existing Leases (and, if applicable, Leases intended to be entered into);

(b) projected NOI of such Property for the immediately succeeding thirty six (36) consecutive calendar month period;

(c) if such Property is then the subject of an acquisition transaction the Company’s approval memorandum (to include NOI for the immediately preceding twelve (12) months); and

(d) if such Property is subject to a ground lease, a summary of all material terms of such ground lease (and, if requested by the holders of Notes, a copy thereof).

“Unconditional Guarantee” is defined in Section 15.1.

“Unconsolidated Affiliate” means, at any date, any Person (x) in which any member of the Consolidated Group, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Company on an equity basis of accounting and (y) whose financial results are not consolidated with the financial results of the Company under GAAP.

“Unencumbered Asset Value” means, as of any date of determination, the sum of

(a) (i) the aggregate Unencumbered NOI from Unencumbered Eligible Properties owned, or ground leased pursuant to an Eligible Ground Lease, for the period of four full fiscal quarters ended on or most recently ended prior to such date, divided by (ii) the Cap Rate,

Schedule B-27

(b) the sum of (i) the aggregate cash acquisition price paid to a Person that is not an Affiliate of the Company for all Unencumbered Eligible Properties that were owned, or ground leased pursuant to an Eligible Ground Lease, as of the last day of the fiscal quarter ended on or most recently ended prior to such date for a period less than four full fiscal quarters plus (ii) an amount equal to the lesser of (A) the amount of capital expenditures actually spent by the Company or a consolidated Subsidiary thereof in connection with such Unencumbered Eligible Properties and (B) ten percent (10%) of the aggregate cash acquisition price paid for such Unencumbered Eligible Properties as referred to in the clause (b)(i) above; and

(c) the CPD Note Amount on such date;

provided, however that not more than fifteen percent (15%) of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Properties that are subject to Eligible Ground Leases (rather than Wholly-Owned in fee simple), with any excess over the foregoing limit being excluded from Unencumbered Asset Value.

“Unencumbered Eligible Property” has the meaning specified in the definition of “Unencumbered Property Criteria”.

“Unencumbered NOI” means, as for any period, the aggregate NOI that is attributable to all Unencumbered Eligible Properties owned, or ground leased pursuant to an Eligible Ground Lease, during such period; provided, that not more than 30% of the aggregate Unencumbered NOI for all Unencumbered Eligible Properties at any time may come from any single Tenant (together with its Affiliates), with any excess over the foregoing limit being excluded from such aggregate Unencumbered NOI.

“Unencumbered Property Criteria” in order for any Property to be included as an Unencumbered Eligible Property it must meet and continue to satisfy each of the following criteria (each such property that meets such criteria being referred to as an “Unencumbered Eligible Property”):

(a) the Property is operated as a Permitted Business and is (i) an operating gasoline station, (ii) a convenience store or (iii) any other net lease business; provided that, for any Property on which such other net lease business is operated on the date such Property is acquired, the holders of Notes have received a UEP Proposal Package and such other net lease business has been approved by the holders of Notes;

(b) the Property is Wholly-Owned in fee simple directly by, or is ground leased pursuant to an Eligible Ground Lease directly to, the Company or a Subsidiary Guarantor;

(c) each Unencumbered Property Subsidiary with respect to the Property must be a Wholly-Owned Subsidiary of the Company and be a Subsidiary Guarantor;

(d) each Unencumbered Property Subsidiary with respect to the Property must be organized in a state within the United States of America or in the District of Columbia, and the Property itself must be located in a state within the United States of America or in the District of Columbia;

Schedule B-28

(e) the Equity Interests of each Unencumbered Property Subsidiary with respect to such Property are not subject to any Liens (including, without limitation, any restriction contained in the organizational documents of any such Subsidiary that limits the ability to create a Lien thereon as security for indebtedness) other than Permitted Equity Encumbrances;

(f) the Property is not subject to any ground lease (other than an Eligible Ground Lease), Lien or any restriction on the ability of the Company and each Unencumbered Property Subsidiary with respect to such Property to transfer or encumber such property or income therefrom or proceeds thereof (other than Permitted Property Encumbrances);

(g) the Property does not have any title, survey, environmental, structural, architectural or other defects that would interfere with the use of such properties for their intended purpose in any material respect and shall not be subject to any condemnation or similar proceeding;

(h) no Unencumbered Property Subsidiary with respect to such Property shall be subject to any proceedings under any Debtor Relief Law;

(i) no Unencumbered Property Subsidiary with respect to such Property shall incur or otherwise be liable for any Indebtedness (other than (x) Indebtedness under the Financing Documents, (y) Unsecured Debt arising under the Bank Loan Documents and (z) in the case of an Unencumbered Property Subsidiary that indirectly owns all or any portion of an Unencumbered Eligible Property (an “Indirect Owner”), unsecured guaranties of Non-Recourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Non-Recourse Carve-Outs); and

(j) the business(es) operated at such Property would not, in the reasonable judgment of the holder of any Note, reasonably be expected to cause such holder to violate any applicable law or regulation.

“Unencumbered Property Subsidiary” means each Subsidiary of the Company that owns, or ground leases, directly or indirectly, all or a portion of any Unencumbered Eligible Property.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash and Cash Equivalents” means on any date, the sum of: (a) the aggregate amount of unrestricted cash then held by the Company or any of its Subsidiaries (as set forth on the Company’s balance sheet for the then most recently ended fiscal quarter), plus (b) the aggregate amount of unrestricted Cash Equivalents (valued at fair market value) then held by the Company or any of its Subsidiaries. As used in this definition, “Unrestricted” means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person.

Schedule B-29

“Unsecured Debt” means Indebtedness of any Person that is not Secured Indebtedness.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Wholly-Owned” means with respect to the ownership by any Person of any Property, that one hundred percent (100%) of the title to such Property is held in fee directly or indirectly by, or one hundred percent (100%) of such Property is ground leased pursuant to an Eligible Ground Lease directly or indirectly by, such Person.

“Wholly-Owned Subsidiary” means, with respect to any Person on any date, any corporation, partnership, limited liability company or other entity of which one hundred percent (100%) of the Equity Interests and one hundred percent (100%) of the ordinary voting power are, as of such date, owned and Controlled, directly or indirectly, by such Person.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise,

(a) any definition of or reference to any agreement, instrument or other document herein (including any Organization Documents), shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns,

(c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and

(d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

Schedule B-30

Schedule C-1 - Eligible Ground Leases (Legacy)

Property #	Address	City	State	Zip
16	98-21 Rockaway Blvd	Ozone Park	NY	11417
54	172 Howells Rd	Bay Shore	NY	11706
77	758 Pelham Rd	New Rochelle	NY	10805
78	1800 Central Ave	Yonkers	NY	10700
103	200 Westchester Ave	Port Chester	NY	10573
115	3400-08 Baychester Ave	Bronx	NY	10475
126	4302 Ft Hamilton Pwy	Brooklyn	NY	11219
128	2504 Harway Ave	Brooklyn	NY	11214
152	3337 Boston Rd	Bronx	NY	10469
235	1820 Richmond Road	Staten Island	NY	10306
254	1700 Georges Rd. Route 130	North Brunswick	NJ	08902
319	120 Moffatt Road	Mahwah	NJ	07430
323	3083 Webster Ave	Bronx	NY	10467
350	69 Pascack Road	Spring Valley	NY	10977
363	350 Rockaway Tpke	Cedarhurst	NY	11516
366	440 Hawkins Ave	Lake Ronkonkoma	NY	11779
544	190 Aqueduct Road	White Plains	NY	10606
546	56-02 Broadway	Woodside	NY	11377
549	1220 East 233Rd Street	Bronx	NY	10466
561	387 Port Richmond Ave.	Staten Island	NY	10302
571	660 N.Broadway, Rte. 22	N. White Plains	NY	10600
572	476 Commerce & Rte 141	Hawthorne	NY	10532
573	1 Pleasantville Road	Pleasantville	NY	10570
574	3230 Route 22	Patterson	NY	12563
576	331 Tuckahoe Road	Yonkers	NY	10700
577	719 Bronx River Rd	Yonkers	NY	10700
578	1 Boston Post Rd	Rye	NY	10580
579	185 North Highland Ave	Ossining	NY	10562
595	222 Danbury Rd	New Milford	CT	06776
596	195 State Street	North Haven	CT	06473
613	1830 E. State Street	Westport	CT	06880
652	R.D.#1 Route 130	Beverly	NJ	08010
654	669 Somerset Street	Somerset	NJ	08873
659	321 Rte 440 South	Jersey City	NJ	07303
667	639 Rte 17 South	Paramus	NJ	07652
671	2401 Route 22 West	Union	NJ	07083
681	1258 Middle Country Rd	Selden	NY	11784
688	301 East & Whiting Sts	Plainville	CT	06062
751	630 Lincoln Hwy Rt 1	Fairless Hills	PA	19030
6151	105 West Street	Bristol	CT	06010
6155	368 West High Street	Cobalt	CT	06414
6156	384 Main Street	Durham	CT	06422
6158	56 Enfield Street	Enfield	CT	06082

6172	506 Talcotville Road	Vernon	CT	06066
6179	930 Silas Deane Highway	Wethersfield	CT	06109
6181	1309 Boston Post Road	Westbrook	CT	06498
6184	245 Ella Grasso Highway	Windsor Locks	CT	06096
6766	3050 Whitney Ave	Hamden	CT	06514
6853	126 South Road	Enfield	CT	06082
8635	Basin Road & Frenchtown Tpke.	New Castle	DE	19720
30161	65 Main Street	Milford	MA	01757
30203	380 Southbridge Street	Auburn	MA	01501
30205	257 West Boylston Street	West Boylston	MA	01583
30209	61-63 Middlesex Turnpike	Burlington	MA	01803
30210	189 Chelmsford Street	Chelmsford	MA	01824
30212	149 Endicott Street	Danvers	MA	01923
30216	26 Commercial Road	Leominster	MA	01453
30218	460 King Street	Littleton	MA	01460
30232	30 Lackey Dam Road	Uxbridge	MA	01516
30235	126 Turnpike Road	Westborough	MA	01581
30515	331 Bennington St	Boston	MA	02128
30562	1 Oak Hill Road	Westford	MA	01886
30648	321 Adams Street	Dorchester	MA	02122
30702	Cape Road (Rt. 140) & Water St	Milford	MA	01757
30710	350 Greenwood Street	Worcester	MA	01607
40031	2207 North Howard Street	Baltimore	MD	21218
40032	8300 Baltimore National Pike	Ellicott City	MD	21043
55307	1326 Hooksett Road	Hooksett	NH	03106
55312	1932 South Willow Street	Manchester	NH	03103
55319	270 Main Dunstable Road	Nashua	NH	03062
56096	75 Springside & Woodlane Rds.	Westampton Twp	NJ	08060
56145	3639 Route 9 (North)	Freehold	NJ	07728
56276	1490 Bergen Boulevard	Fort Lee	NJ	07024
56852	134 Nj Rt. #4 (East Bound	Englewood	NJ	07631
56867	Main St & Station Rd	Madison	NJ	07940
58054	490 Pulaski Road	Greenlawn	NY	11740
58064	1880 Front Street	East Meadow	NY	11554
58092	657 Sawmill River Rd	Ardsley	NY	10502
58101	774 Tuckahoe Rd.	Yonkers	NY	10710
58121	67 Quaker Ridge Rd.	New Rochelle	NY	10804
58205	51-63 Eighth Ave.	New York	NY	10014
58409	119 West 145Th St	New York	NY	10039
58553	5931 Amboy Road (Bethune)	Staten Island	NY	10309
58574	241 Terry Road	Smithtown	NY	11787
58592	242 Dyckman Street	New York	NY	10034
58602	532 Plandome Rd.	Manhasset	NY	11030
58627	399 Greenwich Ave.	Goshen	NY	10924
58642	1423 Route 300	Newburgh	NY	12550
58649	425 Boston Road	Port Chester	NY	10573
58658	Route 35 & Bouton Road	South Salem	NY	10590

58660	407 White Plains Road	Eastchester	NY	10707
58662	19 Marble Ave.	Thornwood	NY	10594
58664	1663 Route 9	Wappingers Falls	NY	12590
58668	1237 Mamaroneck Ave.	White Plains	NY	10605
58669	1176 Nepperhan Ave.	Yonkers	NY	10703
58672	2035 Saw Mill River Road	Yorktown Heights	NY	10598
58676	3081 Route 22	Patterson	NY	12563
58678	Hutchinson River Parkway	White Plains	NY	10605
58679	838 Kimball Ave.	Yonkers	NY	10704
58680	275 Route 59 East	Nanuet	NY	10954
58703	1372 Union St & Brandywine Ave	Schenectady	NY	12363
58774	165 Route 59	Monsey	NY	10952
58802	111 Main Street	Pine Bush	NY	12566
58917	336 West Washington Street	Bath	NY	14810
67602	3710 Westchester Pike	Newtown Square	PA	19073
71109	1115 Main Street	Roanoke	VA	24015
71173	7000 Three Chopt Rd	Richmond	VA	23226
71264	209 E. Holly Avenue	Sterling Park	VA	22170

Schedule C-2 - Designated Leases

Property #	Address	City	State	Zip
	551 Sunset Ave.	La Puente	CA	91744
	9215 LINCOLN AVE.	Lone Tree	CO	80124

SCHEDULE 1-A

[FORM OF SERIES A NOTE]

GETTY REALTY CORP.

6.0% SERIES A GUARANTEED SENIOR NOTE DUE FEBRUARY 25, 2021

No. R-[ ] $[ ]	[Date] PPN: 37429* AA3

FOR VALUE RECEIVED, the undersigned, GETTY REALTY CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS (or so much thereof as shall not have been prepaid) on February 25, 2021 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.0% per annum from the date hereof, payable quarterly, on the 25th day of February, May, August and November in each year, commencing with the February 25, May 25, August 25 or November 25 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.0% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Guaranteed Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase and Guarantee Agreement, dated as of June 2, 2015 (as from time to time amended, the “Note Agreement”), among the Company, the Subsidiary Guarantors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement and (ii) made the representation set forth in Section 6.2 of the Note Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Agreement.

[This Note amends and restates and is given in substitution for, but not in satisfaction of, that certain 6.0% Guaranteed Senior Secured Note due February 25, 2021 issued by the Company in favor of [            ] in the original principal amount of $[            ] in accordance with Section 13 of the Note Agreement.]1

[1]	To be included and applicable solely for an exchange of Original Series A Notes in connection with the Closing.

Schedule 1-A

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The obligations of the Company under this Note have been guaranteed by the Subsidiary Guarantors pursuant to the Note Agreement.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

GETTY REALTY CORP.

By:
Name:
Title:

Schedule 1-A

SCHEDULE 1-B

[FORM OF SERIES B NOTE]

GETTY REALTY CORP.

5.35% SERIES B GUARANTEED SENIOR NOTE DUE JUNE 2, 2023

No. RB-[ ] $[ ]	[Date] PPN: 374297 A*0

FOR VALUE RECEIVED, the undersigned, GETTY REALTY CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [            ], or registered assigns, the principal sum of [                            ] DOLLARS (or so much thereof as shall not have been prepaid) on June 2, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.35% per annum from the date hereof, payable quarterly, on the 25th day of February, May, August and November in each year, commencing with the February 25, May 25, August 25 and November 25 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.35% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Guaranteed Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase and Guarantee Agreement, dated as of June 2, 2015 (as from time to time amended, the “Note Agreement”), among the Company, the Subsidiary Guarantors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement and (ii) made the representation set forth in Section 6.2 of the Note Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Agreement.

Schedule 1-B

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The obligations of the Company under this Note have been guaranteed by the Subsidiary Guarantors pursuant to the Note Agreement.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

GETTY REALTY CORP.

By:
Name:
Title:

Schedule 1-B

[FORM OF JOINDER AGREEMENT]

[NAME OF SUBSIDIARY GUARANTOR]

To each Noteholder:

Date: [Month] [Day], 20[    ]

Reference is made to that certain Amended and Restated Note Purchase and Guarantee Agreement dated as of June 2, 2015 (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) among Getty Realty Corp., a Maryland corporation (the “Company”), each of its Subsidiaries from time to time party thereto as a Subsidiary Guarantor (collectively, the “Subsidiary Guarantors”) and the Series A Purchasers and the Series B Purchasers and each of their respective successors and assigns, including, without limitation, future holders of the Notes (as defined below) (collectively, the “Noteholders”), pursuant to which the Company, among other things, (a) amended and restated and reissued to the Series A Purchasers its 6.0% Series A Guaranteed Senior Notes due February 25, 2021 (the “Series A Notes”) in the aggregate principal amount of $100,000,000 and (b) issued to the Series B Purchasers its 5.35% Series B Guaranteed Senior Notes due June 2, 2023 (the “Series B Notes; together with the Series A Notes, the “Notes”) in the aggregate principal amount of $75,000,000.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement.

1.	JOINDER OF GUARANTOR.

In accordance with the terms of Section 9.13 of the Note Purchase Agreement, [Insert Name of Subsidiary Guarantor], a [                    ] [corporation/limited liability company] (the “Subsidiary Guarantor”), by the execution and delivery of this Joinder Agreement, does hereby agree to become, and does hereby become, a party to the Note Purchase Agreement and bound by the terms and conditions of the Note Purchase Agreement as a Subsidiary Guarantor, including, without limitation, becoming jointly and severally liable with the other Subsidiary Guarantors for the Guaranteed Obligations and for the due and punctual performance and observance of all the covenants in the Note Purchase Agreement to be performed or observed by the Obligors, all as more particularly provided for in Sections 9 and 10 of the Note Purchase Agreement. The Note Purchase Agreement is hereby, without any further action, amended to add the Subsidiary Guarantor as a “Subsidiary Guarantor”, “Obligor” and signatory to the Note Purchase Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF THE ADDITIONAL SUBSIDIARY GUARANTOR.

The Subsidiary Guarantor hereby makes, as of the date hereof and only as to itself in its capacity as a Subsidiary Guarantor and/or as a Subsidiary, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement that is directly applicable to a

Exhibit A

Subsidiary Guarantor or a Subsidiary (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

3.	DELIVERIES BY SUBSIDIARY GUARANTOR.

The Subsidiary Guarantor hereby delivers to each of the Noteholders, contemporaneously with the delivery of this Joinder Agreement, each of the documents and certificates set forth in Section 9.13 of the Note Purchase Agreement.

4.	MISCELLANEOUS.

4.1	Effective Date.

This Joinder Agreement shall become effective on the date on which this Joinder Agreement and each of the documents and certificates set forth in Section 9.13 of the Note Purchase Agreement are sent to the Noteholders at the addresses and by a means stipulated in Section 19 of the Note Purchase Agreement.

4.2	Expenses.

The Subsidiary Guarantor agrees that it will pay the reasonable fees and the disbursements of special counsel to the Noteholders incurred in connection with the execution and delivery of this Joinder Agreement in accordance with Section 16 of the Note Purchase Agreement.

4.3	Section Headings, etc.

The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein,” “hereof,” “hereunder” and “hereto” refer to this Joinder Agreement as a whole and not to any particular Section or other subdivision.

4.4	Governing Law.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.5	Successors and Assigns.

This Joinder Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Subsidiary Guarantor.

Exhibit A

4.6	Facsimile Signature.

Delivery of an executed signature page of this Joinder Agreement by facsimile transmission or electronic transmission, including by PDF file, shall be as effective as delivery of a manually executed signature page hereof.

[Remainder of page intentionally left blank; next page is signature page]

Exhibit A

IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Joinder Agreement to be executed on its behalf by a duly authorized officer or agent thereof as of the date first above written.

Very truly yours,
[NAME OF SUBSIDIARY GUARANTOR]

By
Name:
Title:

Exhibit A

Schedule 5.4 - Subsidiaries of the Company and Ownership of Subsidiary Stock

All Subsidiaries

Name	State of Incorporation	Ownership	Guarantor	Principal Address
Getty Properties Corp.	Delaware	Getty Realty Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

Getty TM Corp.	Maryland	Getty Realty Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

AOC Transport, Inc.	Delaware	Getty Properties Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

GettyMart Inc.	Delaware	Getty Properties Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

Leemilt’s Petroleum, Inc.	New York	Getty Properties Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

Slattery Group Inc.	New Jersey	Getty Properties Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

Getty HI Indemnity, Inc.	New York	Getty Properties Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

Getty Leasing, Inc.	Delaware	Getty Properties Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

GTY MD Leasing, Inc.	Delaware	Getty Properties Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

GTY NY Leasing, Inc.	Delaware	Getty Properties Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

GTY MA/NH Leasing, Inc.	Delaware	Getty Properties Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

GTY-CPG (VA/DC) Leasing, Inc.	Delaware	Getty Properties Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

GTY-CPG (QNS/BX) Leasing, Inc.	Delaware	Getty Properties Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

GTY-Pacific Leasing, LLC	Delaware	Getty Properties Corp (100%)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

Power Test Realty Company Limited Partnership	New York	Getty Realty Corp (100% of LP interests) Getty Properties Corp (100% of GP interests)	Yes	Two Jericho Plaza Suite 110 Jericho, NY 11752

Getty Realty Corp. REIT Qualification Trust	Maryland	Getty TM Corp. (100%)	No	Two Jericho Plaza Suite 110 Jericho, NY 11752

SCHEDULE 5.05 - Financial Statements

1	Getty Realty Corp. Form 10 K for the year ended December 31, 2014

a	Consolidated Statements of Operations for the years ended December 31, 2014, 2013 and 2012

b	Consolidated Balance Sheets as of December 31, 2014 and 2013

c	Consolidated Statements of Cash Flows for the years ended December 31, 2014, 2013 and 2012

d	Notes to Consolidated Financial Statements

2	Getty Realty Corp. Form 10 Q for the quarter ended March 31, 2015

a	Consolidated Statements of Operations for the Three Months ended March 31, 2015 and 2014

b	Consolidated Balance Sheets as of March 31, 2015 and December 31, 2014

c	Consolidated Statements of Cash Flows for the Three Months ended March 31, 2015 and 2014

d	Notes to Consolidated Financial Statements

SCHEDULE 5.15 - EXISTING INDEBTEDNESS

	Security	Obligors	Obligees	Principal Outstanding	Collateral	Guarantees	Maturity
1	Credit Agreement - $175,000,000 Revolving Facility	The Company as the borrower thereunder	Bank of America, N.A.	$116,000,000	None	The subsidiary guarantees by the Subsidiary Guarantors	June 1, 2018

		The Subsidiary Guarantors as the subsidiary guarantors thereunder	JP Morgan Chase Bank, N.A.
			TD Bank, N.A.
			KeyBank, N.A.
			Royal Bank of Canada
			Capital One Bank, N.A.

2	Credit Agreement - Term Loan	The Company as the borrower thereunder	Bank of America, N.A.	$50,000,000	None	The subsidiary guarantees by the Subsidiary Guarantors	June 1, 2020

		The Subsidiary Guarantors as the subsidiary guarantors thereunder	JP Morgan Chase Bank, N.A.
			TD Bank, N.A.
			KeyBank, N.A.
			Royal Bank of Canada
			Capital One Bank, N.A.

3	Note Purchase Agreement - Series A	The Company as the borrower thereunder	The Prudential Insurance Company of America	$100,000,000.00	None	The subsidiary guarantees by the Subsidiary Guarantors	February 25, 2021
		The Subsidiary Guarantors as the subsidiary guarantors thereunder

4	Note Purchase Agreement - Series B	The Company as the borrower thereunder	The Prudential Insurance Company of America	$75,000,000.00	None	The subsidiary guarantees by the Subsidiary Guarantors	June 1 2023
		The Subsidiary Guarantors as the subsidiary guarantors thereunder

Schedule 5.23 - Condition of Properties

None